U.S. $260,000,000

MORTGAGE ASSET PURCHASE AGREEMENT

by and among

MMA REALTY CAPITAL REPURCHASE SUBSIDIARY, LLC,
as the Seller

WACHOVIA BANK, NATIONAL ASSOCIATION,
as the Purchaser

MUNICIPAL MORTGAGE & EQUITY, LLC,
as a Guarantor

Dated as of June 15, 2006

MORTGAGE ASSET PURCHASE AGREEMENT

THIS MORTGAGE ASSET PURCHASE AGREEMENT (as amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time, the “Agreement”) is made as of this 15th day of June, 2006, by and among:

(1) MMA REALTY CAPITAL REPURCHASE SUBSIDIARY, LLC, a Maryland limited liability company, as the seller;

(2) WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (together with its successors and assigns, “Wachovia”), as the purchaser; and

(3) MUNICIPAL MORTGAGE & EQUITY, LLC, a Delaware limited liability company, as the guarantor.

R E C I T A L S

WHEREAS, the Seller desires to sell and the Purchaser desires to purchase from time to time Eligible Assets under the terms and conditions stated herein; and

WHEREAS, if the Purchaser purchases one (1) or more Eligible Assets, the parties desire that the Seller repurchase the Purchased Asset(s) on or before the Facility Maturity Date under the terms and conditions stated herein.

NOW, THEREFORE, based upon the foregoing Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Defined Terms.

Certain capitalized terms used throughout this Agreement are defined above or in Annex 1 attached hereto.

Section 1.2 Computation of Time Periods.

Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

Section 1.3 Interpretation.

In each Repurchase Document, unless a contrary intention appears: (i) the singular number includes the plural number and vice versa; (ii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Repurchase Documents; (iii) reference to any gender includes each other gender; (iv) reference to day or days without further qualification means calendar days; (v) reference to any time means Charlotte, North Carolina time; (vi) reference to any agreement (including any Repurchase Document), document or instrument means such agreement, document or instrument as amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time in accordance with the terms thereof and, if applicable, the terms of the other Repurchase Documents, and reference to any promissory note, certificate, instrument or trust receipt includes any promissory note, certificate, instrument or trust receipt that is an extension or renewal thereof or a substitute or replacement therefor; (vii) reference to any Applicable Law, including any reference to a specific provision of Applicable Law, means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision; (viii) unless otherwise expressly provided in this Agreement, reference to any notice, request, approval, consent or determination provided for, permitted or required under the terms of the Repurchase Documents with respect to the Seller, the Guarantors, the Pledgor or the Purchaser means, in order for such notice, request, approval, consent or determination to be effective hereunder, such notice, request, approval or consent must be in writing; and (ix) reference herein or in any Repurchase Document to the Purchaser’s discretion shall mean, unless otherwise stated herein or therein, the Purchaser’s sole and absolute discretion, and the exercise of such discretion shall be final and conclusive; in addition, whenever the Purchaser has a decision or right of determination or request, exercises any right given to it to agree, disagree, accept, consent, grant waivers, take action or no action or to approve or disapprove, or any arrangement or term is to be satisfactory or acceptable to or approved by (or any similar language or terms) the Purchaser, the decision of the Purchaser with respect thereto shall be in the sole and absolute discretion of the Purchaser, and such decision shall be final and conclusive, except as may be otherwise specifically provided herein.

ARTICLE II

PURCHASE OF ELIGIBLE ASSETS

Section 2.1 Purchase and Sale.

Subject to the terms and conditions hereof, from time to time during the Facility Period (but at no time thereafter) and at the written request of the Seller, the parties hereto may enter into transactions in which the Seller transfers Eligible Assets to the Purchaser in a sales transaction against the transfer of funds by the Purchaser representing the Purchase Price for such Purchased Assets, with a simultaneous agreement by the Purchaser to transfer to the Seller and the Seller to repurchase such Purchased Assets in a repurchase transaction at a date certain not later than the Facility Maturity Date, against the transfer of funds by the Seller representing the Repurchase Price for such Purchased Assets. Each such transaction shall be referred to herein as a “Transaction” and shall be governed by this Agreement.

Section 2.2 Transaction Mechanics; Related Matters.

(a) From time to time during the Facility Period, the Purchaser may in its discretion purchase from the Seller the Seller’s rights and interests (but none of its obligations) under certain Eligible Assets; provided, however, (i) at no time shall the aggregate Purchase Price of the outstanding Transactions and any proposed Transactions exceed the Availability or the Maximum Amount, (ii) at no time shall the Purchaser enter into Transactions after the Facility Period and (iii) in no event shall a Transaction be entered into when any Margin Deficit exists, any Default or Event of Default has occurred and is continuing or when the Repurchase Date for such Transaction would be later than the Facility Maturity Date. The Seller shall request a Transaction by delivering to the Purchaser (with a copy to the Custodian), via Electronic Transmission (to the extent available in such form and otherwise by overnight delivery), a Seller Asset Schedule, a draft Confirmation, an Underwriting Package and any other information and documents reasonably requested (orally or in writing) by the Purchaser in its discretion. The Purchaser shall have a commercially reasonable period of time not to exceed five (5) Business Days from the Business Day on which the Purchaser is in receipt of the draft Confirmation, the Seller Asset Schedule, the Underwriting Package and any supplemental requests relating to the proposed Eligible Assets.

(b) The Purchaser shall notify the Seller in writing of the Purchaser’s tentative approval (and proposed Purchase Price for each Eligible Asset) or the final disapproval of any proposed Eligible Asset within a commercially reasonable time not to exceed five (5) Business Days from the Business Day on which the Purchaser is in receipt of the documents and materials described in Subsection 2.2(a). Unless the Purchaser notifies the Seller in writing of the Purchaser’s approval of such proposed Eligible Asset within the applicable period, the Purchaser shall be deemed not to have approved the purchase of such proposed Eligible Asset.

(c) Provided that the Purchaser has tentatively agreed to purchase the Eligible Assets described in the draft Confirmation and the proposed Purchase Price is acceptable to the Seller, the Seller shall forward to the Purchaser, via Electronic Transmission, at least two (2) Business Days prior to the requested Purchase Date a completed and executed Confirmation with respect to each Transaction, substantially in the form of Exhibit I attached hereto. Unless otherwise agreed in writing, upon receipt of the Confirmation, the Purchaser may, in its discretion, agree to enter into the requested Transaction with respect to an Eligible Asset, with such additional terms, conditions and requirements contained in the Confirmation as the Purchaser may require in its discretion (if additional terms, conditions or requirements are required by the Purchaser, the Seller shall include such terms, conditions and/or requirements in the Confirmation to the extent it approves of same, and provide a re-executed Confirmation to the Purchaser), and the Purchaser’s agreement to purchase the Eligible Asset on the terms, conditions and requirements as the Purchaser may require in its discretion shall be evidenced by the Purchaser’s execution of the Confirmation. Any Confirmation executed by the Purchaser shall be deemed to have been received by the Seller on the date actually received by the Seller.

(d) Upon receipt of a copy of the Confirmation executed by the Purchaser, (i) the Seller shall release or cause to be released to the Custodian in accordance with the Custodial Agreement, (1) in the case of a single Non–Table Funded Purchased Asset, no later than 1:00 p.m. one (1) Business Day (for more than one (1) Non–Table Funded Purchased Asset, two (2) Business Days) prior to the requested Purchase Date, and, (2) in the case of a Table Funded Purchased Asset, no later than 1:00 p.m. three (3) Business Days following the applicable Purchase Date, the Mortgage Asset File pertaining to each Eligible Asset to be purchased by the Purchaser, and (ii) the Seller shall deliver to the Custodian, in connection with the applicable delivery under clause (i) above, a Custodial Identification Certificate and a completed Mortgage Asset File Checklist required under Section 3.2 of the Custodial Agreement.

(e) Each Confirmation, together with this Agreement, shall constitute conclusive evidence of the terms agreed between the Purchaser and the Seller with respect to the Transaction to which the Confirmation relates, and the Seller’s acceptance of the related proceeds shall, to the extent the Confirmation is not for any reason executed by the Seller, constitute the Seller’s agreement to the terms of such Confirmation. It is the intention of the parties that each Confirmation shall not be separate from this Agreement but shall be made a part of this Agreement. In the event that any terms or conditions of any Confirmation are inconsistent, or in direct conflict, with this Agreement, the terms of such Confirmation shall prevail; provided, however, such Confirmation and this Agreement shall be construed to be cumulative to the extent possible.

(f) Subject to the terms and conditions of this Agreement, during the term of this Agreement, the Seller may sell to the Purchaser, repurchase from the Purchaser and resell to the Purchaser Eligible Assets hereunder; provided, however, the Seller may not substitute any Eligible Asset for any Purchased Asset.

(g) Pursuant to the Custodial Agreement, the Custodian shall deliver to the Purchaser and the Seller by 1:00 p.m. on the Purchase Date for each Non–Table Funded Purchased Asset a Trust Receipt (along with a completed Mortgage Asset File Checklist attached thereto) and an Asset Schedule and Exception Report with respect to the Eligible Assets that the Seller has requested the Purchaser purchase on such Purchase Date. With respect to each Table Funded Purchased Asset, the Seller shall cause the Bailee to deliver to the Custodian, with a copy to the Purchaser, no later than 1:00 p.m. on the Purchase Date, by Electronic Transmission, copies of the related Basic Mortgage Asset Documents, a fully executed Bailee Agreement, a Bailee’s Trust Receipt issued by the Bailee thereunder and such other evidence satisfactory to the Purchaser in its discretion that all documents necessary to effect a transfer of the Eligible Assets to the Purchaser have been delivered to Bailee. With respect to each Table Funded Purchased Asset, the Custodian shall deliver to the Purchaser with a copy to the Seller a Table Funded Trust Receipt no later than 3:00 p.m. on the Purchase Date, which receipt and all other documents delivered to the Bailee shall be acceptable to the Purchaser in its discretion. In the case of a Table Funded Purchased Asset, no later than 3:00 p.m. on the second (2nd) Business Day following the Custodian’s receipt of the related Mortgage Loan Documents comprising the Mortgage Asset File, the Custodian shall deliver to the Purchaser a Trust Receipt (along with a completed Mortgage Asset File Checklist attached thereto) certifying its receipt of the documents required to be delivered pursuant to the Custodial Agreement, together with an Asset Schedule and Exception Report relating to the Basic Mortgage Asset Documents, with any Exceptions identified by the Custodian as of the date and time of delivery of such Asset Schedule and Exception Report. The Custodian shall deliver to the Purchaser an Asset Schedule and Exception Report relating to all of the Mortgage Loan Documents within five (5) Business Days of its receipt of the Mortgage Asset Files.

(h) On the Purchase Date for each Eligible Asset to be purchased on such date, and provided the requirements set forth in this Agreement and the other Repurchase Documents are satisfied, including, without limitation, the delivery to the Purchaser of a Trust Receipt pursuant to Subsection 2.2(g) of this Agreement, ownership of the Purchased Assets shall be transferred to the Purchaser (subject to the terms of this Agreement) against the simultaneous transfer of the lesser of (A) Purchase Price (or such lesser amount requested by the Seller) and (B) the Availability to the Seller not later than 5:00 p.m. on such date. The Seller hereby sells, transfers, conveys and assigns to the Purchaser all the right, title and interest (but none of the obligations) of the Seller in and to the Purchased Assets and the other Purchased Items together with all right, title and interest in and to the proceeds of any related Purchased Items (subject to the terms of this Agreement).

(i) The Seller shall repurchase the Purchased Assets by no later than 3:00 p.m. on the Repurchase Date. On a Repurchase Date, termination of a Transaction will be effected by transfer to the Seller or its designee of the Purchased Assets after the Purchaser receives the Repurchase Price for the Purchased Asset. In connection with the termination of a Transaction, any Income in respect of any Purchased Assets received by the Purchaser and not previously credited or transferred to, or applied to the obligations of, the Seller pursuant to Section 2.6 shall be netted against the Repurchase Price by the Purchaser. To the extent a net amount is owed to one party, the other party shall pay such amount to such party.

Section 2.3 Optional Repurchases.

The Seller may, upon two (2) Business Days’ prior written notice or such shorter period as the Purchaser may agree in its discretion (such notice to be received by the Purchaser no later than 5:00 p.m. (Charlotte, North Carolina time) on such day) to the Purchaser, reduce the aggregate Repurchase Price of all Purchased Assets (or, prior to an Event of Default, any portion of all Purchased Assets or any individual Purchased Asset) currently outstanding by remitting (1) to the Collection Account cash in the amount of the principal reduction plus accrued and unpaid Price Differential and any related Breakage Costs owed in connection therewith and (2) to the Purchaser instructions to reduce such Repurchase Price, provided that (A) in connection with such reduction the Seller shall comply with the terms of any related Interest Rate Protection Agreement requiring that the Interest Rate Protection Agreement be terminated in whole or in part as the result of any such reduction of the Repurchase Price and the Seller has paid all amounts due to the applicable parties in connection with any such termination and (B) after giving effect to such reduction, there shall continue to exist an asset mix acceptable to the Purchaser in its discretion.

Section 2.4 Payment of Price Differential.

(a) Notwithstanding that the Purchaser and the Seller intend that the Transactions hereunder be sales to the Purchaser of the Purchased Assets, the Seller shall pay to the Purchaser the accreted value of the Price Differential of each Transaction on each Payment Date. The Purchaser shall deliver to the Seller, via Electronic Transmission, notice of the Price Differential due (along with other amounts owed and to be paid under Section 2.6) on or prior to the second (2nd) Business Day preceding each Payment Date; provided, however, the Purchaser’s failure to deliver such notice on a timely basis shall not affect the Seller’s or any other Person’s obligation to pay such amounts. If the Seller fails to pay all or any part of the Price Differential and the other amounts due by 11:00 a.m., Charlotte, North Carolina time, on the Payment Date, the Seller shall be obligated to pay to the Purchaser (in addition to, and together with, the Price Differential and the other amounts due) interest on the unpaid amounts at a rate per annum equal to the Post–Default Rate (the “Late Payment Fee”) until the unpaid amounts and Late Payment Fee are received in full by the Purchaser. If the Price Differential includes any estimated Price Differential, the Purchaser shall recalculate such Price Differential after the Payment Date and, if necessary, make adjustments to the Price Differential amount due on the following Payment Date.

(b) If the Seller repurchases Purchased Assets on any day prior to the last day of a Eurodollar Period or if the Seller repurchases Purchased Assets on any day that is not a Repurchase Date for such Purchased Assets, the Seller shall indemnify the Purchaser and hold the Purchaser harmless from any Breakage Costs for the remainder of the Eurodollar Period. The Purchaser shall deliver to the Seller a statement setting forth the amount and basis of determination of any Breakage Costs in such detail as determined in good faith by the Purchaser to be adequate, it being agreed that such statement and the method of its calculation shall be conclusive and binding upon the Seller absent manifest error. This Subsection 2.4(b) shall survive termination of this Agreement and the repurchase of all Purchased Assets subject to Transactions hereunder.

Section 2.5 Margin Account Maintenance.

If at any time the Purchaser determines (based on such factors as the Purchaser determines to rely on in its discretion, including, but not limited to, a credit analysis of the Underlying Mortgaged Properties and the current market conditions for the Purchased Asset) that the Margin Base (as determined by the Purchaser in its discretion) on such date for all of the Purchased Assets (as determined by the Purchaser in its discretion) is less than the aggregate Purchase Price for all such outstanding Transactions (the aggregate amount of such difference being, a “Margin Deficit”), then the Purchaser may by delivery of a Margin Deficit Notice to the Seller require the Seller to transfer to the Purchaser cash or Eligible Assets with an Asset Value in the amount of the Margin Deficit by no later than the Margin Correction Deadline so that, after giving effect to such payments and/or transfers, the Margin Deficit is eliminated in full. Notwithstanding the foregoing, upon written request of the Seller, the Purchaser may extend the Margin Correction Deadline by one (1) additional Business Day provided all of the following conditions are satisfied: (i) no Default or Event of Default has occurred and is continuing, (ii) no Eligible Asset in respect of which such repurchase or payment is to be made is in any monetary or non–monetary default or is otherwise a Delinquent Mortgage Asset, (iii) the Seller is making diligent and good faith efforts to effect the necessary repurchase or payment (including, without limitation, by selling or financing the Eligible Assets in respect of which such repurchase or payment is to be made, calling capital that is available to be drawn under existing equity contribution agreements (if any) and/or raising new equity capital), (iv) no cash flow shall be distributed in any manner by the Seller except to the Purchaser (and the Guarantor and all other Repurchase Parties shall not be entitled to, and shall not receive, from the Seller any fees, compensation or other payments of any kind until all repurchases and payments necessary to be made in satisfaction of the Margin Deficit shall have been completed) and (v) no additional Margin Deficit Notice is delivered by the Purchaser, or if any such notice is delivered, all transfers, repurchases and payments to be made in satisfaction thereof are made by the applicable Margin Correction Deadline applicable thereto. All cash transferred to the Purchaser pursuant to this Section 2.5 shall be deposited in the Collection Account and shall be attributed to such Transaction or Transactions as the Purchaser shall determine in its discretion. Transfers of Eligible Assets to the Purchaser under this Section 2.5 shall be subject to the same conditions and requirements that are applicable to the transfers of Eligible Assets under Section 2.2 and other provisions of this Agreement. Notwithstanding anything contained herein to the contrary, the rights of the Purchaser under this Section 2.5 to require the elimination of the Margin Deficit may also be exercised whenever such a Margin Deficit exists with respect to any single or multiple Transaction hereunder (calculated without regard to any other Transactions outstanding under this Agreement) where the Purchaser has reduced the Asset Value of one (1) or more Purchased Asset due to any matter described in the proviso to the definition of Asset Value. Any cash transferred to the Purchaser pursuant to this Section 2.5 shall be held by the Purchaser as Cash Collateral and, unless otherwise determined by the Purchaser in its discretion, shall not be applied to reduce the outstanding Purchase Price of any Purchased Asset until the Payment Date following receipt of the Cash Collateral. The Purchaser’s election, in its discretion, not to deliver a Margin Deficit Notice at any time there is a Margin Deficit shall not waive the Margin Deficit or in any way limit or impair the Purchaser’s right to deliver a Margin Deficit Notice at any time the same or any other Margin Deficit exists. The Purchaser’s rights under this Section 2.5 are in addition to and not in lieu of any other right of the Purchaser under this Agreement or Applicable Law. If the Margin Deficit is not satisfied by the Margin Correction Deadline, it shall be an Event of Default under this Agreement and the Purchaser shall have, in addition to all other rights and remedies available to the Purchaser under this Agreement and the other Repurchase Documents, the right to liquidate any and all Purchased Assets and Purchased Items and any proceeds therefrom will be applied in the Purchaser’s discretion to certain Purchased Assets or reduce the Purchase Price with respect to all outstanding Transactions on a pro rata basis.

Section 2.6 Income Payments.

The Purchaser shall be entitled to receive for application in accordance with this Agreement an amount equal to all Income and Cash Collateral, which amounts shall be deposited by the Seller, each Servicer, each PSA Servicer, any counterparty under an Interest Rate Protection Agency and all other applicable Persons, as applicable, into the Collection Account. The Seller hereby agrees to instruct each Servicer, each PSA Servicer, each counterparty under any other Interest Rate Protection Agreement and all other applicable Persons to transfer all Income in accordance with Subsection 5.1(e) of this Agreement, each of whom shall hold any funds so received pending application pursuant to the following sentence. On each Payment Date, any amounts received by the Purchaser and deposited to the Collection Account since the immediately preceding Payment Date shall be applied as follows: FIRST, to the extent not paid, to the payment of all outstanding fees, costs and expenses due to the Custodian under the Custodial Fee Letter; SECOND, to the payment of all fees, costs, expenses and advances then due to the Purchaser pursuant to the Repurchase Documents, other than the items covered in THIRD through EIGHTH; THIRD, to the payment of outstanding Late Payment Fees and Price Differential at the Post-Default Rate; FOURTH, to the payment of accrued and unpaid Price Differential on the Purchased Assets then due to the Purchaser for the current and any prior Payment Dates; FIFTH, to the extent not previously paid by the Seller, to pay the Repurchase Price for Purchased Assets then subject to a request to repurchase in accordance with the terms of Section 2.3 of this Agreement; SIXTH, without limiting the Seller’s obligations to cure Margin Deficits in a timely manner in accordance with Section 2.5 of this Agreement, to the Purchaser for the payment of any Margin Deficit outstanding; SEVENTH, to the extent any Income or other payments or amounts includes payments or prepayments of principal on the underlying Purchased Assets (including, without limitation, proceeds from insurance and/or condemnation and recoveries from liquidation or foreclosure), such payments shall be applied to reduce the Purchase Price outstanding for the related Transaction or, in the Purchaser’s discretion, the aggregate Repurchase Price outstanding; EIGHTH, to the payment of Breakage Costs, if any, Indemnified Amounts, if any, Increased Costs, if any, Taxes, if any, Additional Amounts, if any, Due Diligence Costs, if any, and all other amounts then due and owing to the Purchaser, any Affected Party or any other Person pursuant to the Repurchase Documents; and NINTH, the remainder to the Seller, for such purposes as the Seller shall determine in its discretion, subject to the other requirements of the Repurchase Documents; provided, however, that if the Facility Maturity Date has occurred or a Margin Deficit, Default or Event of Default has occurred and is continuing, no amounts shall be transferred to the Seller but, instead, such amounts shall be retained by the Purchaser and applied in reduction of the Obligations. Notwithstanding anything to the contrary contained herein, in the event any Borrower Reserve Payments are deposited into the Collection Account, such Borrower Reserve Payments shall, upon written request of the Seller, be promptly transferred from the Collection Account to the Operating Account for the Seller to transfer into the appropriate escrow or reserve accounts.

Section 2.7 Payment, Transfer and Custody.

(a) Unless otherwise expressly provided herein, all amounts to be paid or deposited by the Seller hereunder shall be paid or deposited in accordance with the terms hereof no later than 3:00 p.m. on the day when due in lawful money of the United States, in immediately available funds and without deduction, set–off or counterclaim to the Purchaser’s Account and if not received before such time shall be deemed to be received on the next Business Day. The Seller shall, to the extent permitted by Applicable Law, pay to the Purchaser interest on any amounts not paid when due hereunder or under the Repurchase Documents at the Post Default Rate, payable on demand; provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by Applicable Law. Such interest shall be for the account of, and distributed to, the Purchaser. All computations of interest, Price Differential and fees hereunder or under the other Repurchase Documents shall be made on the basis of a year consisting of 360 days for the actual number of days (including the first but excluding the last day) elapsed. The Seller acknowledges that it has no rights of withdrawal from the foregoing Purchaser’s Account or from the Collection Account. Funds in the Collection Account may be invested at the direction of the Purchaser in Permitted Investments for the benefit of the Purchaser.

(b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of the Price Differential or any fee payable hereunder or under the Repurchase Documents.

(c) If any Transaction requested by the Seller and approved in writing by the Purchaser pursuant to Sections 2.2 or 2.3 is not, for any reason, made or effectuated, as the case may be, on the date specified therefor, the Seller shall indemnify the Purchaser against any reasonable loss, cost or expense incurred by the Purchaser including, without limitation, any loss (including loss of anticipated profits, net of anticipated profits, if any, in the reemployment of such funds in the manner determined by the Purchaser in its discretion), cost and expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Purchaser to fund or maintain such Transaction.

(d) Any Mortgage Asset Files not delivered to the Purchaser or its designee (including the Custodian) are and shall be held in trust by the Seller or its designee for the benefit of the Purchaser as the owner thereof. The Seller or its agent shall maintain a copy of the Mortgage Asset File and the originals of the Mortgage Asset File not delivered to the Purchaser or its agent (including the Custodian). The possession of the Mortgage Asset File by the Seller or its agent is at the will of the Purchaser for the sole purpose of servicing the related Purchased Asset, and such retention and possession by the Seller or its agent is in a custodial capacity only. Each Mortgage Asset File retained or held by the Seller or its agent shall be segregated on the Seller’s books and records from the other assets of the Seller or its agent, and the books and records of the Seller or its designee shall be marked appropriately to reflect clearly the sale of the related Purchased Asset to the Purchaser. The Seller or its agent shall release its custody of the Mortgage Asset File only in accordance with written instructions from the Purchaser, unless such release is required as incidental to the servicing of the Purchased Assets or is in connection with a repurchase of any Purchased Asset by the Seller, in each case in accordance with the terms of the Custodial Agreement.

(e) Notwithstanding anything contained in this Agreement to the contrary, all Repurchase Price and all other Obligations shall be paid in full on or before the Facility Maturity Date.

Section 2.8 Hypothecation or Pledge of Purchased Assets.

Title to all Purchased Items shall pass to the Purchaser, and the Purchaser shall have free and unrestricted use of all Purchased Items subject to the terms of this Agreement. Nothing in this Agreement shall preclude the Purchaser from engaging in repurchase transactions with the Purchased Items or otherwise selling, pledging, syndicating, repledging, transferring, hypothecating or rehypothecating the Purchased Items, all on terms that the Purchaser may determine in its discretion subject; however, to the Purchaser’s obligations to apply Income and reconvey the Purchased Assets to the Seller in accordance with the terms hereof. Nothing contained in this Agreement shall obligate the Purchaser to segregate any Purchased Items transferred to the Purchaser by the Seller. Nothing contained in this Agreement shall prohibit the Purchaser from causing Purchased Items purchased hereunder to be transferred or re-allocated to one or more other facilities in its discretion. Notwithstanding the foregoing, the Purchaser shall reconvey, without recourse, representation or warranty, the Purchased Items to the Seller free and clear of all Liens created by the Purchaser, in accordance with the terms of this Agreement.

Section 2.9 Fees.

(a) To the extent not separately paid by the Seller, the Price Differential and all other fees and amounts payable under the Repurchase Documents shall be paid to the Purchaser from the Collection Account to the extent funds are available therefor on each Payment Date pursuant to Section 2.6.

(b) To the extent not separately paid by the Seller, the Custodian’s fees and expenses shall be paid to the Custodian from the Collection Account to the extent funds are available on each Payment Date pursuant to Section 2.6.

(c) The Seller shall pay to Moore & Van Allen PLLC, as counsel to the Purchaser, on the Closing Date, its estimated reasonable estimated fees and out–of–pocket expenses in immediately available funds and shall pay all additional reasonable fees and out–of–pocket expenses of Moore & Van Allen PLLC (including fees and expenses incurred in reviewing proposed Mortgage Assets for purchase by the Purchaser) within ten (10) days after receiving an invoice for such amounts.

Section 2.10 Increased Costs; Capital Adequacy; Illegality.

(a) If either (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (ii) the compliance by the Purchaser and/or any other Affected Party with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) shall (1) subject the Purchaser and/or any other Affected Party to any Tax (except for Taxes on the overall net income of the Purchaser and/or any other Affected Party), duty or other charge with respect to any ownership interest in the Purchased Items or the Pledged Collateral, or any right to enter into Transactions hereunder, or on any payment made hereunder or under the other Repurchase Documents, (2) impose, modify or deem applicable any reserve requirement (including, without limitation, any reserve requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve requirement, if any, included in the determination of the Price Differential), special deposit or similar requirement against assets of, deposits with or for the amount of, or credit extended by, the Purchaser and/or any other Affected Party or (3) impose any other condition affecting the ownership interest in the Purchased Items conveyed to the Purchaser hereunder, the Pledged Collateral or the Purchaser’s and/or any other Affected Party’s rights hereunder or under the other Repurchase Documents, the result of which is to increase the cost to the Purchaser and/or any other Affected Party or to reduce the amount of any sum received or receivable by the Purchaser and/or any other Affected Party under this Agreement and the other Repurchase Documents, then within ten (10) days after demand by the Purchaser and/or any other Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand), the Seller shall pay directly to the Purchaser and/or any other Affected Party such additional amount or amounts as will compensate the Purchaser and/or any other Affected Party for such additional or increased cost incurred or such reduction suffered.

(b) If either (i) the introduction of or any change in or in the interpretation of any law, guideline, rule, regulation, directive or request or (ii) compliance by the Purchaser and/or any other Affected Party with any law, guideline, rule, regulation, directive or request from any central bank or other Governmental Authority or agency (whether or not having the force of law), including, without limitation, compliance by the Purchaser and/or any other Affected Party with any request or directive regarding capital adequacy, has or would have the effect of reducing the rate of return on the capital of the Purchaser and/or any other Affected Party as a consequence of its obligations hereunder or under the other Repurchase Documents or arising in connection herewith or therewith to a level below that which the Purchaser and/or any other Affected Party could have achieved but for such introduction, change or compliance (taking into consideration the policies of the Purchaser and/or any other Affected Party with respect to capital adequacy) by an amount deemed by the Purchaser and/or any other Affected Party to be material, then from time to time, within ten (10) days after demand by the Purchaser and/or any other Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand), the Seller shall pay directly to the Purchaser and/or any other Affected Party such additional amount or amounts as will compensate the Purchaser and/or any other Affected Party for such reduction. For the avoidance of doubt, any interpretation of Accounting Research Bulletin No. 51 by the Financial Accounting Standards Board shall constitute an adaptation, change, request or directive subject to this Subsection 2.10(b).

(c) In determining any amount provided for in this Section 2.10, the Purchaser and/or any other Affected Party may use any reasonable averaging and attribution methods. The Purchaser and/or any other Affected Party making a claim under this Section 2.10 shall submit to the Seller a written description as to such additional or increased cost or reduction and the calculation thereof, which written description shall be conclusive absent demonstrable error.

(d) If the Purchaser and/or any other Affected Party shall notify the Seller that a Eurodollar Disruption Event as described in clause (a) of the definition of “Eurodollar Disruption Event” has occurred, all Transactions in respect of which the Price Differential accrues at the Adjusted Eurodollar Rate shall immediately be converted into Transactions in respect of which the Price Differential accrues at the Base Rate.

(e) Without prejudice to the survival of any other agreement of the Seller hereunder, the agreements and obligations of the Seller contained in this Section 2.10 shall survive the termination of this Agreement.

Section 2.11 Taxes.

(a) All payments made by a Borrower in respect of a Purchased Item and all payments made by the Seller, the Guarantors or the Pledgor under this Agreement and the other Repurchase Documents will be made free and clear of and without deduction or withholding for or on account of any Taxes. If any Taxes are required to be withheld from any amounts payable to the Purchaser and/or any other Affected Party, then the amount payable to such Person will be increased (such increase, the “Additional Amount”) such that every net payment made under this Agreement after withholding for or on account of any Taxes (including, without limitation, any Taxes on such increase) is not less than the amount that would have been paid had no such deduction or withholding been deducted or withheld. The foregoing obligation to pay Additional Amounts, however, will not apply with respect to net income or franchise taxes imposed on the Purchaser and/or any other Affected Party, with respect to payments required to be made by the Seller, the Guarantors or the Pledgor under this Agreement and/or the other Repurchase Documents, by a taxing jurisdiction in which the Purchaser and/or any other Affected Party is organized, conducts business or is paying taxes (as the case may be).

(b) The Seller will indemnify the Purchaser and/or any other Affected Party for the full amount of Taxes payable by such Person in respect of Additional Amounts and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. All payments in respect of this indemnification shall be made within ten (10) days from the date a written invoice therefor is delivered to the Seller.

(c) Within thirty (30) days after the date of any payment by the Seller of any Taxes, the Seller will furnish to the Purchaser, at its address set forth under its name on the signature pages hereof, appropriate evidence of payment thereof.

(d) If the Purchaser is not created or organized under the laws of the United States or a political subdivision thereof, the Purchaser shall deliver to the Seller, (i) within fifteen (15) days after the date hereof, two (or such other number as may from time to time be prescribed by Applicable Laws) duly completed copies of IRS Form W–8BEN or Form W–8ECI (or any successor forms or other certificates or statements that may be required from time to time by the relevant United States taxing authorities or Applicable Laws), as appropriate, to permit the Seller, the Guarantors and Pledgor to make payments hereunder and under the other Repurchase Documents for the account of the Purchaser without deduction or withholding of United States federal income or similar Taxes, and (ii) upon the obsolescence of, or after the occurrence of any event requiring a change in, any form or certificate previously delivered pursuant to this Subsection 2.11(d), copies (in such numbers as may from time to time be prescribed by Applicable Laws or regulations) of such additional, amended or successor forms, certificates or statements as may be required under Applicable Laws or regulations to permit the Seller to make payments hereunder for the account of the Purchaser without deduction or withholding of United States federal income or similar Taxes.

(e) Without prejudice to the survival of any other agreement of the Seller hereunder, the agreements and obligations of the Seller contained in this Section 2.11 shall survive the termination of this Agreement.

Section 2.12 Obligations Absolute.

Except as set forth to the contrary in the Repurchase Documents, all sums payable by the Seller, the Pledgor and/or the Guarantors hereunder or under the other Repurchase Documents shall be paid without notice, demand, counterclaim, setoff, deduction or defense (as to any Person and for any reason whatsoever) and without abatement, suspension, deferment, diminution or reduction (as to any Person and for any reason whatsoever. The Obligations shall be full recourse to the Seller and the Guarantors.

ARTICLE III

CONDITIONS TO TRANSACTIONS

Section 3.1 Conditions to Closing and Initial Purchase.

The Purchaser shall not be obligated to enter into any Transaction hereunder nor shall the Purchaser be obligated to take, fulfill or perform any other action hereunder until the following conditions have been satisfied, in the discretion of the Purchaser, or waived by the Purchaser, in its discretion:

(a) the Purchaser shall be in receipt of a good standing certificate, secretary certificates (or the equivalent) and certified copies of the Governing Documents and applicable resolutions of the Seller, the Guarantors, the Pledgor and the Custodian evidencing the corporate or other authority for the Seller, the Guarantors, the Pledgor and the Custodian with respect to the execution, delivery and performance of the applicable Repurchase Documents and each of the other documents to be delivered by the Seller, the Guarantors, the Pledgor and the Custodian from time to time in connection herewith;

(b) each Repurchase Document shall have been duly executed by, and delivered to, the parties thereto, and such documents shall be in form and substance satisfactory to the Purchaser;

(c) no Applicable Law shall prohibit or render it unlawful, and no order, judgment or decree of any Governmental Authority shall prohibit, enjoin or render it unlawful, to enter into the Facility, any Repurchase Document or any Transaction including after giving effect to the consummation thereof;

(d) except for Permitted Late Securities Filings, the Seller, the Guarantors and the Pledgor shall each be in compliance in all material respects with all Applicable Laws, Contractual Obligations, Guarantee Obligations and Indebtedness, each shall have obtained all required consents, approvals and/or waivers of all necessary Persons, including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Repurchase Documents to which each is a party and the consummation of the transactions contemplated hereby or thereby and each shall have delivered to the Purchaser as to these and other closing matters certification in the form of Exhibit II attached hereto;

(e) the Seller and the Pledgor shall have delivered to the Purchaser a duly executed Power of Attorney in the form of Exhibit III attached hereto;

(f) the UCC Financing Statements shall have been filed against the Seller and the Pledgor in the applicable filing offices described in Schedule 3 to this Agreement;

(g) the Purchaser shall be in receipt of such Opinions of Counsel from counsel to the Seller, the Guarantors, the Pledgor and the Custodian as the Purchaser may require, each in form and substance satisfactory to the Purchaser in its discretion, including, without limitation, corporate opinions and perfection opinions;

(h) the Purchaser shall have received payment from the Seller of the amount of actual costs and expenses, including, without limitation, the fees and expenses of counsel to the Purchaser as contemplated by Section 2.9 and Section 13.9, incurred by the Purchaser in connection with the development, preparation and execution of this Agreement, the other Repurchase Documents and any other documents prepared in connection herewith or therewith;

(i) no Default or Event of Default shall have occurred;

(j) the Purchaser shall be in receipt of a duly executed Compliance Certificate from a Responsible Officer of the Seller and the Guarantors; and

(k) the Purchaser shall have received all such other and further documents, certifications, reports, approvals, consents and legal opinions as the Purchaser may require in its discretion.

Section 3.2 Conditions Precedent to all Transactions.

The Purchaser’s agreement to enter into each Transaction (including the initial Transaction) is subject to the satisfaction of the following further conditions precedent, both immediately prior to entering into such Transaction and also after giving effect to the consummation thereof and the intended use of the proceeds of the sale:

(a) no Applicable Law shall prohibit or render it unlawful, and no order, judgment or decree of any Governmental Authority shall prohibit, enjoin or render it unlawful, to enter into such Transaction by the Purchaser in accordance with the provisions hereof or any other transaction contemplated herein;

(b) the Seller shall have delivered an executed Confirmation and other documents with the procedures set forth in Section 2.2, the Mortgage Asset described in such Confirmation must be an Eligible Asset, the requirements of Section 2.2 are satisfied and the Purchaser shall have approved in purchase of the Eligible Asset to be included in such Transaction in its discretion, shall have obtained all necessary internal credit and other approvals for such Transaction and shall have executed the Confirmation;

(c) no Default or Event of Default shall have occurred and be continuing;

(d) no Margin Deficits are outstanding;

(e) the Purchaser shall have received a duly executed Compliance Certificate from a Responsible Officer of the Seller and the Guarantors;

(f) with respect to any Eligible Asset to be purchased hereunder on the related Purchase Date that is not serviced by the Seller, the Seller shall have provided to the Purchaser copies of the related Servicing Agreements and the Pooling and Servicing Agreements, certified as true, correct and complete copies of the originals;

(g) the Purchaser shall be in receipt of an executed Servicer Redirection Notice for each Purchased Asset instructing each Servicer, PSA Servicer or other applicable Person to pay Income with respect to the Purchased Items directly to the Collection Account as provided herein, which instructions may not be modified or revoked without the prior written consent of the Purchaser;

(h) the Purchaser shall have received payment from the Seller of all fees and expenses of the Purchaser as contemplated by the Repurchase Documents, including, with limitation, the fees and expenses of counsel to the Purchaser and the reasonable costs and expenses incurred by the Purchaser in connection with the entering into any Transaction hereunder;

(i) none of the following shall have occurred and/or be continuing: (i) an event or events shall have occurred in the good faith determination of the Purchaser resulting in the effective absence of a “repo market” or related “lending market” for purchasing (subject to repurchase) or financing debt obligations secured directly or indirectly by commercial mortgage loans or securities, or an event or events shall have occurred resulting in the Purchaser not being able to finance Mortgage Assets through the “repo market” or “lending market” with traditional counterparties at rates that would have been reasonable prior to the occurrence of such event or events; (ii) an event or events shall have occurred resulting in the effective absence of a “securities market” for securities backed by Mortgage Assets, or an event or events shall have occurred resulting in the Purchaser not being able to sell securities backed by Mortgage Assets at prices that would have been reasonable prior to such event or events; or (iii) there shall have occurred a Material Adverse Effect or a material adverse change in the financial condition of the Purchaser that affects (or can reasonably be expected to affect) materially and adversely the ability of the Purchaser to fund its obligations under this Agreement.

(j) for each Non–Table Funded Purchased Asset, the Purchaser shall have received from the Custodian on each Purchase Date a Trust Receipt (along with a completed Mortgage Asset File Checklist attached thereto) and an Asset Schedule and Exception Report with respect to each Eligible Asset, each dated the Purchase Date, duly completed and, in the case of the Asset Schedule and Exception Report, with exceptions acceptable to the Purchaser in its discretion in respect of Eligible Assets to be purchased hereunder on such Business Day; in the case of a Table Funded Purchased Asset, the Purchaser shall have received on the related Purchase Date the Table Funded Trust Receipt and all other items described in the second (2nd) sentence of Subsection 2.2(g), each in form and substance satisfactory to the Purchaser in its discretion, provided that the Purchaser subsequently receives the items described in Subsection 2.2(d) and (g) and the other delivery requirements under the Custodial Agreement on or before the date and time specified herein and therein, which items shall be in form and substance satisfactory to the Purchaser in its discretion;

(k) the Purchaser shall have received from the Seller a Warehouse Lender’s Release Letter or a Seller’s Release Letter covering each Eligible Asset to be sold to the Purchaser;

(l) on and as of such day, the Seller, the Guarantors, the Pledgor and the Custodian shall have performed all of the covenants, duties and agreements contained in the Repurchase Documents to be performed by such Person and satisfied all other conditions to be satisfied by such Person at or prior to such day;

(m) both immediately prior to the requested Transaction and also after giving effect thereto and to the intended use thereof, the representations and warranties and certifications made by the Seller, the Guarantors and the Pledgor under the Repurchase Documents, including, without limitation, in Section 4.1 and Schedule 1, and the representations and warranties in the Mortgage Loan Documents and in any statement or information delivered to the Purchaser, shall be true, correct and complete on and as of such Purchase Date in all material respects with the same force and effect as if made on and as of such date;

(n) the Purchaser shall be in receipt of the evidence of insurance (if any) required by Section 9.1 of the Custodial Agreement;

(o) any and all consents, approvals and waivers applicable to the Purchased Items shall have been obtained;

(p) to the extent a Mortgage Asset is acquired by the Seller from the Guarantor or other Repurchase Party, the Seller shall inform the Purchaser of that transfer and, to the extent requested by the Purchaser in its discretion, the Seller shall deliver to the Purchaser a true sale Opinion of Counsel acceptable to the Purchaser with respect to such transfer; and

(q) the Purchaser shall have received all such other and further documents, reports, certifications, notices, information, consents, approvals and legal opinions as the Purchaser in its discretion shall reasonably require.

Each Confirmation delivered by the Seller hereunder shall constitute a certification by the Seller that all the conditions set forth in Section 3.1 and this Section 3.2 have been satisfied (both as of the date of such notice or request and as of the date of such purchase). The failure of the Seller, the Guarantors or the Pledgor, as applicable, to satisfy any of the foregoing conditions precedent (or those set forth in Section 3.1) in respect of, affecting or relating to any Transaction shall, unless such failure was expressly waived in writing by the Purchaser on or prior to the related Purchase Date, give rise to a right of the Purchaser, which right may be exercised at any time on the demand of the Purchaser, to rescind the related Transaction and direct the Seller to pay to the Purchaser for the benefit of the Purchaser an amount equal to the Purchase Price, the Price Differential, the related Breakage Costs, the related Aggregate Unpaids and other amounts due in connection therewith during any such time that any of the foregoing conditions precedent were not satisfied.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1 Representations and Warranties.

Each of the Seller and the Guarantors represent and warrant, as of the date of this Agreement and any Transaction hereunder and at all times while any Repurchase Document and any Transaction hereunder is in full force and effect, as follows:

(a) Organization and Good Standing. Each of the Seller and the Guarantors has been duly organized, and is validly existing as a corporation, limited liability company or limited partnership, as applicable, in good standing, under the laws of the States of Maryland and Delaware, respectively, with all requisite power and authority to own or lease its Properties and conduct its business as such business is presently conducted, and the Seller had, at all relevant times, and now has, all necessary power, authority and legal right to acquire, own, sell and pledge the Purchased Items.

(b) Due Qualification. Each of the Seller and the Guarantors is duly qualified to do business and is in good standing as a corporation, limited liability company or limited partnership, as applicable, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its Property or the conduct of its business requires such qualification, licenses or approvals, except where the failure to so qualify will not, and could not reasonably be expected to, have a Material Adverse Effect.

(c) Power and Authority; Due Authorization; Execution and Delivery. Each of the Seller and the Guarantors (i) has all necessary power, authority and legal right (A) to execute and deliver the Repurchase Documents to which it is a party, (B) to carry out and perform the terms of the Repurchase Documents to which it is a party, and (C) as applicable, to sell, assign and pledge the Purchased Items on the terms and conditions provided herein, and (ii) has duly authorized by all necessary corporate, company or partnership action (A) the execution, delivery and performance of the Repurchase Documents to which it is a party, and (B) as applicable, the sale, assignment and pledge of the Purchased Items on the terms and conditions herein provided. The Repurchase Documents to which each of the Seller and the Guarantors is a party have been duly executed and delivered by the Seller and the Guarantors.

(d) Binding Obligation. Each of the Repurchase Documents to which each of the Seller and the Guarantors is a party constitutes a legal, valid and binding obligation of each of the Seller and the Guarantors, as applicable, enforceable against each of the Seller and the Guarantors in accordance with its respective terms, except as such enforceability may be limited by Insolvency Laws and by general principles of equity (whether considered in a suit at law or in equity).

(e) No Violation or Defaults. The consummation of the transactions contemplated by the Repurchase Documents to which each of the Seller and the Guarantors is a party and the fulfillment of the terms of the Repurchase Documents will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Seller’s or any of the Guarantor’s, as applicable, Governing Documents or any material Indebtedness, Guarantee Obligation or Contractual Obligation of the Seller or any of the Guarantors, as applicable, (ii) result in the creation or imposition of any Lien (other than Permitted Liens) upon any of the Seller’s or any of the Guarantor’s Properties pursuant to the terms of any such Indebtedness, Guarantee Obligation or Contractual Obligation, other than this Agreement, or (iii) violate any Applicable Law.

(f) No Proceedings. There is no material litigation, proceeding or investigation pending or, to the best knowledge of each of the Seller or the Guarantors, threatened against the Seller or any of the Guarantors, before any Governmental Authority (i) asserting the invalidity of any of the Repurchase Documents to which each of the Seller and the Guarantors is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by any of the Repurchase Documents to which each of the Seller and the Guarantors is a party, or (iii) seeking any determination or ruling that could reasonably be expected to have Material Adverse Effect.

(g) All Consents Required. Except for Permitted Late Securities Filings, all approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by each of the Seller and the Guarantors of the Repurchase Documents to which each is a party (including, as applicable, the transfer of and the grant of a security interest in the Purchased Items) have been obtained, effected, waived or given and are in full force and effect.

(h) Solvency. Neither the Seller nor the Guarantors are the subject of any Insolvency Proceedings or Insolvency Event. The Transactions under this Agreement and any other Repurchase Document to which each of the Seller and the Guarantors is a party do not and will not render the Seller or any of the Guarantors not Solvent. The transfers of the Purchased Items contemplated under this Agreement have not been and will not be made with the intent to hinder, delay or defraud any creditor of the Seller or the Guarantor and the Seller has received and will receive reasonably equivalent value in exchange for such transfers.

(i) Taxes. Each of the Seller and the Guarantors has filed or caused to be filed all material tax returns that are required to be filed by it. Each of the Seller and the Guarantors has paid or made adequate provisions for the payment of all Taxes and all assessments made against it or any of its Property (other than any amount of Tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Seller), except where the failure to so pay such Taxes will not, and could not reasonably be expected to, have a Material Adverse Effect and such failure does not result in a Lien on any of the Purchased Items that is not a Permitted Lien, and no tax Lien has been filed and, to each of the Seller’s and the Guarantor’s knowledge, no claim is being asserted, with respect to any such Tax, fee or other charge.

(j) Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein (including, without limitation, the use of the proceeds from the sale of the Purchased Items) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X. Neither the Seller nor the Guarantors own or intend to carry or purchase, and no proceeds from the Transactions will be used to carry or purchase, any “margin stock” within the meaning of Regulation U or to extend “purpose credit” within the meaning of Regulation U. The Seller is not subject to any Applicable Law that purports to restrict or regulate its ability to borrow money.

(k) Security Interest.

(i) This Agreement, the other Repurchase Documents and the Transfer Documents constitute a valid transfer to the Purchaser of all right, title and interest of the Seller in, to and under all Purchased Items, free and clear of any Lien of any Person, except for Permitted Liens and the Seller’s repurchase rights described in Article II, and is enforceable against creditors of and purchasers from the Seller. If the conveyances contemplated by this Agreement are determined to be transfers for security, then this Agreement constitutes a grant of a security interest in all Purchased Items to the Purchaser, that, upon the delivery of the Transfer Documents, the Confirmations and Mortgage Asset Files to the Custodian and the filing of the UCC Financing Statements described in Subsection 3.1(f), shall be a first priority perfected security interest in all of the Seller’s right, title and interest in, to and under all Purchased Items to the extent such Purchased Items can be perfected by possession, filing or control, subject only to Permitted Liens. Neither the Seller, the Guarantors, the Pledgor, any Repurchase Party nor any Person claiming through or under the Seller shall have any claim to or interest in the Collection Account, except for the interest of the Seller in such Property as a debtor for purposes of the UCC;

(ii) The Purchased Items constitute either a “general intangible,” an “instrument,” an “account,” “investment property,” a “security,” a “deposit account,” “financial asset” and/or “chattel paper” within the meaning of the applicable UCC;

(iii) Other than the Lien and transfers contemplated hereunder, the Seller has not sold, assigned, pledged, encumbered or otherwise conveyed any of the Purchased Items to any Person, and, immediately prior to the sale to the Purchaser, the Seller was the sole owner of such Purchased Items, and the Seller owns and has good and marketable title to the Purchased Items free and clear of any Lien (other than Permitted Liens);

(iv) The Seller has received all consents and approvals, if any, required by the terms of any Purchased Items to the sale and granting of a security interest in the Purchased Items hereunder to the Purchaser;

(v) Upon execution and delivery of the Account Control Agreement, the Purchaser shall either be the owner of, or have a valid and fully perfected first priority security interest in, the Collection Account and the monies, cash, deposits, securities, investment property and other Purchased Items contained therein;

(vi) The Seller has not authorized the filing of and is not aware of any financing statements against the Seller as debtor that include a description of collateral covering the Purchased Items other than any financing statement (A) that has been terminated or (B) granted pursuant to this Agreement. The Seller is not aware of the filing of any judgment or tax Lien filings against the Seller;

(vii) Upon receipt by Custodian of each Mortgage Note, Mezzanine Note or Junior Interest Documents, as applicable, endorsed in blank by a duly authorized officer of the Seller and payment by the Purchaser of the applicable Purchase Price, either a purchase shall have been completed by the Purchaser of each Mortgage Note, Mezzanine Note or Junior Interest Documents, as applicable, or the Purchaser shall have a valid and fully perfected first priority security interest in each Mortgage Note, Mezzanine Note or Junior Interest Documents, as applicable;

(viii) All original Mortgage Notes, Mezzanine Notes and Junior Interest Documents have been, or, subject to the delivery requirements contained herein, will be delivered to the Custodian; and

(ix) None of the Mortgage Loan Documents has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Purchaser.

(l) Location of Offices. The Seller’s location (within the meaning of Article 9 of the UCC) is Maryland. The office where the Seller keeps all the records (within the meaning of Article 9 of the UCC) is at 3000 Bayport Drive, Suite 1100, Tampa, Florida 33607 (or at such other locations as to which the notice and other requirements specified in Subsection 5.1(k) shall have been satisfied). The Seller’s organizational identification number is W 11333804. The Seller has not changed its name, whether by amendment of its limited liability agreement or certificate of formation, by reorganization or otherwise, and has not changed its location, within the past twelve (12) months.

(m) Tradenames. Each of the Seller’s and the Guarantor’s exact legal name is set forth on the signature pages to this Agreement. The Seller has no trade names, fictitious names, assumed names or “doing business as” names or other names under which it has done or is doing business.

(n) Certain Tax Matters. Each of the Seller and the Guarantors represent, warrant, acknowledge and agree that it does not intend to treat any Transaction or any related transactions hereunder as being a “reportable transaction” (within the meaning of United States Treasury Department Regulation Section 1.6011-4). In the event that the Seller or any of the Guarantors determine to take any action inconsistent with such intention, it will promptly notify the Purchaser. If the Seller or any of the Guarantors so notify the Purchaser, each of the Seller and the Guarantors acknowledges and agrees that the Purchaser may treat each Transaction as part of a transaction that is subject to United States Treasury Department Regulation Section 301.6112-1, and the Purchaser will maintain the lists and other records required by such Treasury Regulation.

(o) Anti–Terrorism Laws. Neither the Seller, the Pledgor, any of the Guarantors nor any other Repurchase Party (i) is or will be in violation of any Anti–Terrorism Law, (ii) is or will be a Prohibited Person, (iii) conducts any business or engages in any transaction or dealing with any Prohibited Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (iv) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224, (v) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti–Terrorism Law, (vi) has more than 10% of its assets in a Prohibited Person or derives more than 10% of its operating income from direct or indirect investments in, or transactions with, any Prohibited Person, and (vii) engages in or will engage in any of the foregoing activities in the future. To the extent applicable, each of the Seller, the Pledgor, the Guarantors and the other Repurchase Parties has established an adequate anti–money laundering compliance program as required by the Anti–Terrorism Laws, has conducted the requisite due diligence in connection with the origination or acquisition of each Mortgage Asset for purposes of the Anti–Terrorism Laws, including with respect to the legitimacy of the applicable Borrower and the origin of the assets used by the said Borrower to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Borrower for purposes of the Anti–Terrorism Laws. No Mortgage Asset is subject to nullification pursuant to any Anti–Terrorism Law, no Mortgage Asset is in violation of any Anti–Terrorism Law, and no Borrower is in violation of or adversely affected by the provisions of any Anti–Terrorism Law nor listed as a Prohibited Person. The proceeds of any Purchase Price have not been used and shall not be used to fund any operations in, finance any investments or activities in or make any payments to a Prohibited Person.

(p) Investment Company Act. Each of the Seller and the Guarantors is a “qualified purchaser” as defined in Section 2(a)(51) of the 40 Act. Neither the Seller, the Guarantors nor the Pledgor is, or is controlled by, an “investment company” within the meaning of the 40 Act, as amended, or each of the foregoing is exempt from the provisions of the 40 Act.

(q) ERISA. The Seller, the Guarantors and each ERISA Affiliate have made all required contributions to each Benefit Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Benefit Plan. Neither the Seller, any of the Guarantors nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan, nor has there been a complete or partial withdrawal by the Seller, the Guarantors or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization. The present value of all benefits vested under all “employee pension benefit plans,” as such term is defined in Section 3(2) of ERISA, maintained by each of the Seller and the Guarantors, or in which employees of the Seller or the Guarantors are entitled to participate, as from time to time in effect (herein called the “Pension Plans”), does not exceed the value of the assets of the Pension Plan allocable to such vested benefits (based on the value of such assets as of the last annual valuation date). No prohibited transactions, accumulated funding deficiencies, withdrawals or reportable events have occurred with respect to any Pension Plans that, in the aggregate, could subject the Seller or any of the Guarantors to any material tax, penalty or other liability. No Lien in favor of the PBGC or a Pension Plan has arisen or is likely to arise on account of any Pension Plan. No notice of intent to terminate a Pension Plan under Section 4041(b) of ERISA has been filed, nor has any Pension Plan been terminated under Section 4041(c) of ERISA, nor has the PBGC instituted proceedings to terminate or appoint a trustee to administer a Pension Plan, and no event has occurred or condition exists that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.

(r) Compliance with Law. Except for Permitted Late Securities Filings, each of the Seller and the Guarantors has complied in all respects with (i) all Applicable Laws to which it may be subject, and no Purchased Item contravenes any Applicable Laws (including, without limitation, laws, rules and regulations relating to licensing, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and (ii) all Contractual Obligations, Indebtedness and Guarantee Obligations, in each case except where the failure to so comply will not, and could not reasonably be expected to, have a Material Adverse Effect.

(s) Income. Each of the Seller and the Guarantors acknowledges that all Income received by it, any other Repurchase Party, any Servicer and any PSA Servicer with respect to the Purchased Items sold hereunder are held in trust and shall be held in trust for the benefit of the Purchaser until deposited into the Collection Account as required herein.

(t) Set–Off, etc. No Purchased Item has been compromised, adjusted, extended, satisfied, subordinated, rescinded, set–off or modified by the Seller, the Guarantors, any other Repurchase Party, any Servicer, any PSA Servicer, the Transferor, any Borrower or any other Person, and no Purchased Item is subject to compromise, adjustment, extension (except as set forth in the related Mortgage Asset File), satisfaction, subordination, rescission, set–off, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning the Purchased Item or otherwise, by the Seller, the Guarantors, any other Repurchase Party, the Transferor, any Borrower or any other Person with respect thereto, except for amendments to such Purchased Items otherwise permitted under Subsection 5.1(s) of this Agreement.

(u) Full Payment; Full Performance. Neither the Seller nor any of the Guarantors has knowledge of any fact that should lead it to expect that any Purchased Asset will not be paid in full. Neither the Seller nor the Guarantors believe, nor do they have any reason or cause to believe, that it cannot perform each and every agreement, duty and covenant contained in the Repurchase Documents applicable to it and to which it is a party.

(v) Purchased Assets. With respect to each Purchased Asset, such asset is an Eligible Asset and each representation and warranty set forth in Schedule 1 applicable thereto is true and correct. Each of the representations and warranties contained in the Mortgage Loan Documents and in any statement or information provided to the Purchaser is true and correct in all material respects.

(w) No Broker. Neither the Seller, the Guarantors nor any other Repurchase Party has dealt with any broker, investment banker, agent or other Person, except for the Purchaser (or an Affiliate of the Purchaser), who may be entitled to any commission or compensation in connection with the sale of Purchased Assets pursuant to this Agreement.

(x) No Default. No Default or Event of Default has occurred and is continuing under any Repurchase Document. No “default” or “event of default” has occurred or is continuing under any Contractual Obligation, Indebtedness, Guarantee Obligation or any Interest Rate Protection Agreement to which either the Seller or any of the Guarantors is a party.

(y) True and Complete Disclosure. The information, reports, certificates, documents, financial statements, books, records, files, exhibits and schedules furnished in writing by or on behalf of each of the Seller and the Guarantors to the Purchaser in connection with the negotiation, preparation or delivery of this Agreement and the other Repurchase Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of each of the Seller and the Guarantors to the Purchaser in connection with this Agreement and the other Repurchase Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. To the knowledge of the Seller and the Guarantors, after due inquiry, there has been no development or event (or prospective development or event) that could constitute a material adverse change in either the Seller’s or the Guarantor’s financial consultation or results of operation or any other fact or circumstance that could have a Material Adverse Effect that has not been disclosed in writing to the Purchaser. All projections furnished on behalf of the Seller or the Guarantors to the Purchaser were prepared and presented in good faith by or on behalf of the Seller and/or the Guarantors. The Purchaser acknowledges that it will not be able to rely on the Seller’s opinions or projections (but not factual or historical information) contained in any investment committee memorandum prepared by the Seller and delivered to the Purchaser prior to the respective Purchase Date for any Eligible Asset provided such opinions and projections are accompanied by written notice to the effect that such opinions and projections may not be relied on by the Purchaser.

(z) Governing Documents. The Seller is in compliance with its Governing Documents.

(aa) No Defenses. There are no defenses, offsets, counterclaims, abatements, rights of rescission or other claims, legal or equitable, available to the Seller, the Guarantors or the Pledgor or any other Person with respect to this Agreement, the Engagement Letter, the Repurchase Documents, any other instrument, document and/or agreement described herein or therein (including, without limitation, the validity or enforceability of any of the foregoing) or with respect to the obligation of the Seller and the Guarantors to repay the Aggregate Unpaids, the Obligations and other amounts due hereunder.

(bb) Qualified Transferees. With respect to each Mortgage Asset, the Seller and the Purchaser are “Qualified Transferees”, “Qualified Institutional Lenders” or “Qualified Lenders” (however such terms are phrased or denominated) under the terms of the applicable Mortgage Loan Documents with respect to each party’s ability to hold and/or be able to be a transferee of each such Mortgage Asset. The Assignment to the Purchaser does not violate the terms of the related Mortgage Loan Documents.

ARTICLE V

COVENANTS

Section 5.1 Covenants.

From the date hereof until the Aggregate Unpaids are paid in full:

(a) Compliance with Laws and Contractual Obligations. Each of the Seller and the Guarantors shall comply in all material respects with all Applicable Laws (including securities laws and Environmental Laws), including those with respect to the Purchased Items or any part thereof, and shall comply with, and perform all duties and obligations under, all Contractual Obligations, Indebtedness and Guarantee Obligations, including, without limitation, its duties and obligations under the Mortgage Loan Documents and with respect to the Seller-Related Obligations, except in each case where the failure to so comply or perform will not, and could not reasonably be expected to, have a Material Adverse Effect. No part of the proceeds of any Transaction shall be used for any purpose which violates, or would be inconsistent with, the provisions of Regulation T, U or X.

(b) Preservation of Company Existence. Each of the Seller and the Guarantors shall preserve and maintain its legal existence and will qualify and remain qualified in good standing in each jurisdiction where the failure to preserve and maintain such existence and qualification has had, or could reasonably be expected to have, a Material Adverse Effect.

(c) Performance and Compliance with Purchased Assets. The Seller shall, at its expense, timely and fully perform and comply (or as applicable cause the Transferors, Servicers and PSA Servicers to perform and comply) with all provisions, covenants, duties, agreements, obligations and other promises required to be observed under the Purchased Items, all other agreements related to such Purchased Items, including the Mortgage Loan Documents, and the Retained Interests.

(d) Keeping of Records and Books of Account. Each of the Seller and the Guarantors shall maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Purchased Items in the event of the destruction of the originals thereof) and will keep and maintain all documents, books, records and other information reasonably necessary or advisable in which complete entries are made in accordance with GAAP and Applicable Laws.

(e) Delivery of Income. The Seller, the Guarantors and the other Repurchase Parties shall deposit and cause all Servicers and other applicable Persons to deposit all Income received into the Collection Account within two (2) Business Days of receipt thereof. The Seller shall instruct all PSA Servicers and other applicable Persons under the Pooling and Servicing Agreements to deposit all Income into the Collection Account within two (2) Business Days of the date the PSA Servicer is obligated to disburse the same under the Pooling and Servicing Agreements and the Seller shall take reasonable steps necessary to enforce such instructions. The Seller will instruct all counterparties under Interest Rate Protection Agreements to deposit any payments due to the Seller from time to time into the Collection Account within two (2) Business Days of the date such Person is obligated to disburse same and the Seller shall take reasonable steps to enforce such instructions. The Seller shall deliver all applicable Servicing Agreements and Pooling and Servicing Agreements to the Purchaser and the Seller shall comply with and enforce each Servicer Redirection Notice.

(f) Performance and Compliance with Purchased Items. The Seller shall perform in all material respects its covenants, duties, agreements and obligations under the terms of the Purchased Items, the Mortgage Loan Documents and the Retained Interests.

(g) Notices. Each of the Seller and the Guarantors shall promptly, upon receipt of notice or knowledge thereof, furnish written notice to the Purchaser with respect to the following:

(i) Events of Default. Immediately upon notice or knowledge thereof, notice of the occurrence of each Event of Default and each Default;

(ii) Representations. Immediately upon notice or knowledge thereof, notice of any representation or warranty set forth in Section 4.1, Schedule 1, any other Repurchase Document, any Mortgage Loan Documents or any other certificate, document, information or statement delivered, given or made to the Purchaser was incorrect in any material respect at the time it was given or deemed to have been given;

(iii) Proceedings. Promptly upon notice or knowledge thereof, notice of any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any labor controversy (of a material nature), litigation, action, suit, arbitration or proceeding before any court or governmental department, commission, board, bureau, agency, arbitrator, investigation or instrumentality, domestic or foreign, affecting (A) the Purchased Items, (B) the Repurchase Documents, (C) the Purchaser’s interest in the Purchased Items, or (D) the Seller, the Guarantors, the Pledgor or any other Repurchase Party;

(iv) Material Events. Immediately upon becoming aware thereof, notice of any change in the Asset Value of any Purchased Asset, any material change in the market value of any or all of the Seller’s, the Guarantor’s or the Pledgor’s assets or Property or any other event or circumstance that, in the reasonable judgment of the Seller or any of the Guarantors, is likely to have a Material Adverse Effect;

(v) Casualty. With respect to any Purchased Asset hereunder, immediately upon notice or knowledge thereof, notice that the Underlying Mortgaged Property has been damaged by waste, fire, earthquake or earth movement, flood, tornado or other casualty, or is otherwise damaged so as to affect adversely the Asset Value of such Purchased Asset;

(vi) Liens. Immediately upon notice or knowledge thereof, notice of any Lien or security interest on, or claim asserted against, any Purchased Item or the Pledged Collateral other than Permitted Liens;

(vii) Covenants. Immediately upon notice or knowledge thereof, notice of any material default with respect to any covenant, duty or agreement of the Seller, the Guarantors or the Pledgor under any Repurchase Document as Mortgage Loan Documents;

(viii) Defaults. Immediately upon notice or knowledge thereof, notice of (A) any material default under or related to any Purchased Item, any Mortgage Loan Document, any Seller–Related Obligation or an Interest Rate Protection Agreement, or (B) any default under any other Contractual Obligation, any Guarantee Obligation or any Indebtedness of the Seller, the Guarantors, the Pledgor or any of their Affiliates or Subsidiaries, which (in the case of clause (B) only, if not cured, could reasonably be expected to have a Material Adverse Effect;

(ix) Sales. Promptly upon notice or knowledge thereof, notice of the intended conveyance, sale, lease, assignment, transfer or other disposition (any such transaction, or related series of transactions, a “Sale”) of any Property, business or assets of the Seller, whether now owned or hereafter acquired, with the exception of (A) this Agreement and (B) any Sale of Property by the Seller, any of the Guarantors or the Pledgor that is not material to the conduct of its business and is effected in the ordinary course of business; and

(x) Losses. Immediately upon notice or knowledge thereof, notice of any loss or expected loss in respect of any Purchased Item, or any other event or change in circumstances or expected event or change in circumstances that could be reasonably be expected to result in a material decline in value or cash flow of any Purchased Asset or the Underlying Mortgaged Property (including, without limitation, any violation or alleged violation of securities laws, Environmental Laws or other Applicable Law or any discharge or damage relating to or resulting from Material of Environmental Concern).

Each notice pursuant to this Subsection 5.1(g) shall be accompanied by an Officer’s Certificate of the Seller and the Guarantors setting forth details of the occurrence referred to therein and stating what action the Seller and/or any of the Guarantors, as applicable, have taken or propose to take with respect thereto.

(h) Purchased Items Not to be Evidenced by Instruments. Neither the Seller nor any of the Guarantors shall take any action to cause any Purchased Item that is not, as of the applicable Purchase Date, evidenced by an Instrument to be so evidenced except in connection with the enforcement or collection of such Purchased Items.

(i) Limitations on Liens. Without the prior written consent of the Purchaser, neither the Seller, the Guarantors nor any other Repurchase Party shall directly or indirectly: (i) assign, sell, transfer, pledge, grant, create, incur, assume or suffer or permit to exist any security interest in or Lien on any of the Purchased Items to anyone except the Purchaser, (ii) permit any UCC financing statement (except any UCC financing statements in favor of the Purchaser) or assignment (except for any assignments in favor of the Purchaser) to be on file in any public office with respect thereto, (iii) permit or suffer to exist any Lien or right of others to attach to any of the Purchased Items (or any portion thereof), except as contemplated by this Agreement, or (iv) sell, pledge, transfer, assign, participate or grant a Lien on its interest under the Repurchase Documents or the Purchased Items.

(j) Lien Covenants. With respect to each Purchased Item acquired by the Purchaser, the Seller shall (i) take all action requested by the Purchaser to perfect, protect and more fully evidence the Purchaser’s ownership of and first priority perfected security interest in such Purchased Item, including, without limitation, executing or causing to be executed such other instruments or notices as may be necessary or appropriate and (ii) taking all additional action that the Purchaser may reasonably request to perfect, protect and more fully evidence the respective interests of the parties to this Agreement and the Repurchase Documents in such Purchased Items. Immediately upon notice to the Seller of a Lien or any circumstance which, if adversely determined would be reasonably likely to give rise to a Lien (other than in favor of the Purchaser or created by or through the Purchaser), on any of the Purchased Items, the Seller shall notify the Purchaser and the Seller shall further defend the Purchased Items against, and will take such other action as is necessary to remove, any Lien or claim on or to the Purchased Items (other than any Lien created under this Agreement), and the Seller will defend the right, title and interest of the Purchaser in and to any of the Purchased Items against the claims and demands of all Persons whomsoever.

(k) Change of Name or Location of Loan Files. The Seller shall not (i) change its name, organizational number, identity, structure or jurisdiction of formation, move the location of its principal place of business and chief executive office, or change the offices where it keeps the records (as defined in the UCC) from the location referred to in Section 4.1(l), or (ii) move, or consent to the Custodian moving, the Mortgage Asset Files from the location thereof on the Closing Date, unless the Seller has given at least thirty (30) days’ prior written notice to the Purchaser and has taken all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Purchaser in the Purchased Items.

(l) Exceptions. The Seller shall promptly correct any and all Exceptions set forth on any Asset Schedule and Exception Report unless waived in writing by the Purchaser in its reasonable discretion.

(m) ERISA Matters. Neither the Seller nor the Guarantors will (i) engage or permit any ERISA Affiliate to engage in any prohibited transaction for which an exemption is not available or has not previously been obtained from the United States Department of Labor that could subject such party to a material tax penalty or other liability, (ii) permit to exist any accumulated funding deficiency, as defined in Section 302(a) of ERISA and Section 412(a) of the Code, or funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan, (iii) fail to make any payments to a Multiemployer Plan that the Seller, the Guarantor or any ERISA Affiliate may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto, (iv) terminate any Benefit Plan so as to result in any liability, (v) permit to exist any occurrence of any Reportable Event or (vi) otherwise violate the provisions of ERISA or the Code with respect to any Benefit Plan, such as will, or could reasonably be expected to, have a Material Adverse Effect.

(n) Anti–Terrorism Laws. The Seller and the Guarantors shall comply with all applicable Anti–Terrorism Laws. The Seller shall conduct the requisite due diligence in connection with the origination or acquisition of each Mortgage Asset for purposes of complying with the Anti–Terrorism Laws, including with respect to the legitimacy of the applicable Borrower, obligor or account debtor and the origin of the assets used by the said Borrower, obligor or account debtor to purchase the property in question, and will maintain sufficient information to identify the applicable Borrower, obligor or account debtor for purposes of the Anti–Terrorism Laws. Neither the Seller, the Guarantors nor any Repurchase Party shall engage in any conduct described in Subsection 4.1(o). The Seller and the Guarantors shall, upon the request of the Purchaser from time to time, provide certification and other evidence of the Seller’s, the Guarantor’s and their Affiliate’s compliance with this Subsection 5.1(n).

(o) Existence, etc. Each of the Seller and the Guarantors shall:

(i) continue to engage in business of the same general type as now conducted by it and business incidental or related thereto (and, in the case of the Seller, no other lines of business) and maintain and preserve its legal existence and all of its material rights, privileges, licenses and franchises necessary for the operation of its business (including, without limitation, the preservation of all lending licenses held by the Seller and the Seller’s status as a “qualified transferee”, “qualified institutional lender” or “qualified lender” (however phrased or denominated) under the Mortgage Loan Documents; provided, however, that nothing in this Subsection 5.1(o) shall prohibit any transaction expressly permitted under Subsection 5.1(r); and

(ii) permit representatives of the Purchaser, upon reasonable notice (unless a Default or Event of Default shall have occurred and is continuing, in which case, no prior notice shall be required) during normal business hours and at the expense of the Seller and the Guarantors, as applicable, to examine, copy and make extracts from the Seller’s, each Guarantor, the Pledgor’s or any of their Subsidiaries’ books and records, to inspect any of their Properties, and to discuss its business and affairs with their officers, employees and independent accountants, all to the extent reasonably requested by the Purchaser.

(p) Information and Reports Regarding Purchased Assets. The Seller, the Guarantors and the Pledgor shall promptly deliver to the Purchaser all information, documents, notices and reports received or generated by the Seller, any of the Guarantors, the Pledgor or any other Repurchase Party with respect to the Purchased Items, including, without limitation, information, documents, notices and reports under the Mortgage Loan Documents.

(q) Financial Information. The Seller and the Guarantors shall provide the Purchaser with any amendments, modifications or waivers to the Financial Covenants (or any terms, covenants, conditions, provisions or definitions applicable thereto) under the BofA Facility and such financial and other information as the Purchaser may reasonably request from time to time (including information relating to the Guarantor’s compliance with the Financial Covenants and any financial statements or other financial information from or covering the Seller, the Guarantor, the Pledgor, MMA Financial Holdings, Inc. and MMA Financial, Inc.) and, in connection with the delivery of any such financial and/or other information, the Seller and the Guarantors shall provide the Purchaser with an executed Compliance Certificate.

(r) Prohibition of Fundamental Changes. Neither the Seller, any of the Guarantors nor the Pledgor shall enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets other pursuant to this Agreement; provided, however, that any of the Guarantors may merge or consolidate with (i) any wholly owned Subsidiary of a Guarantor, or (ii) any other Person if the Guarantor is the surviving entity; and provided, further, that, (x) if after giving effect thereto, no Default or Event of Default would exist hereunder and (y) the new entity (if any) assumes the Guarantor’s obligations, liabilities and Indebtedness under the Repurchase Documents.

(s) Amendment of Purchased Items. The Seller shall not in its discretion, without the prior written consent of the Purchaser, (i) extend, amend, alter, waive, supplement or otherwise modify, or permit any Servicer or PSA Servicer to extend, amend, alter, waive, supplement or otherwise modify, the material terms of any Purchased Item or any Mortgage Loan Documents or (ii) exercise any of the material rights of a holder of a Purchased Item under any Mortgage Loan Document or other document or agreement or governing or relating to such Purchased Items.

(t) Financial Covenants. The “Financial Covenants” contained in Section 7.09 of the BofA Facility, together with all of the related terms, definitions and schedules applicable thereto, are hereby incorporated, mutatis, mutandis, the same as if the same were set forth herein in full and, to the extent the BofA Facility is terminated or the Financial Covenants are amended in any way (including any of the related terms, definitions and schedules applicable thereto), the same shall have no effect on the Financial Covenants as incorporated herein as of the date of this Agreement unless, in case of amendments only, the same is approved by the Purchaser in its discretion. The Guarantor shall comply in all respects with the Financial Covenants incorporated herein.

(u) Payment of Obligations and Taxes. Each of the Seller and the Guarantors shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature (including, without limitation, all Taxes, all Indebtedness, all Contractual Obligations, all Guarantee Obligations, all Seller–Related Obligations and any Interest Rate Protection Agreements), except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Seller, any of the Guarantors or any of their Subsidiaries, as the case may be, and except where the failure to so pay such obligations will not, and could not reasonably be expected to, have a Material Adverse Effect and such failure does not result in a Lien on any of the Purchased Items that is not a Permitted Lien.

(v) Limitation on Debt. The Seller shall not create, incur, assume or suffer to exist any Indebtedness, Contractual Obligation or Guarantee Obligation of the Seller, except any Indebtedness, Contractual Obligation or Guarantee Obligation of the Seller expressly permitted under this Agreement.

(w) Governing Documents. The Seller shall comply in all respects with its Governing Documents and shall not modify or amend its Governing Documents in any respect without the prior written consent of the Purchaser. The Seller shall provide evidence to the Purchaser no later than ten (10) days after the Closing Date that an independent manager has been appointed and has accepted its position as independent manager under the Seller’s Governing Documents.

(x) Investments. Neither the Seller, the Guarantors, the Pledgor nor any of their Affiliates shall not acquire or maintain any right or interest in any Purchased Asset that is senior to or pari passu with the rights and interests of the Purchaser therein under this Agreement unless such Mortgage Asset is also a Purchased Asset.

(y) Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or condition exists.

ARTICLE VI

ADMINISTRATION AND SERVICING

Section 6.1 Servicing.

The Purchaser hereby appoints the Seller as its agent to service the Purchased Items for the benefit of the Purchaser and enforce the Purchaser’s rights in and under such Purchased Items. The Seller hereby accepts such appointment and agrees to perform the duties and obligations with respect thereto as set forth herein. The Seller may act through an Affiliate with respect to its servicing obligations hereunder. Notwithstanding that the Seller may contract with either an Affiliate, a third party or a sub–servicer to service the Purchased Items on its behalf, the Seller shall continue to remain liable to the Purchaser as servicer under this Agreement. The Seller covenants at its expense to maintain or cause the servicing of the Purchased Items to be maintained in conformity with Accepted Servicing Practices and in a manner at least equal in quality to the servicing Seller provides for Mortgage Assets that it owns. In the event that the preceding language is interpreted as constituting one or more servicing contracts, each such servicing contract shall terminate automatically upon the earliest of (i) an Event of Default, (ii) the date on which this Agreement terminates or the Seller repurchases any related Purchased Asset, or (iii) the transfer of servicing approved in writing by the Purchaser. In connection with such servicing, the Seller (or an Affiliate of the Seller on its behalf) as servicer shall remit or cause to be remitted to the Purchaser any and all Income on the Purchased Items to the Collection Account. The Seller shall also give all appropriate notices under the Mortgage Loan Documents of the Purchaser’s interests in the Purchased Items. In servicing the Purchased Items, the Seller (or an Affiliate of Seller on its behalf) as servicer shall take all action, or cause to be taken all action, as may be necessary to enforce, realize on and collect the Purchased Items, including, but not limited to, all related Income, all in accordance with Applicable Law, with reasonable care and diligence, and in accordance with the Accepted Servicing Practices; provided, however, that (i) in no event shall the Seller, or any Affiliate of the Seller on its behalf, take any material servicing action in respect of a Purchased Item or exercise any rights of the holder of a Purchased Item without the prior written approval of the Purchaser, and (ii) the Seller, or any Affiliate of the Seller on its behalf, shall consult regularly with the Purchaser with respect to any other actions to be taken or not taken by a holder of the Purchased Items and in connection with such servicing and administration of the Purchased Items. The Purchaser, by and through the Seller or its Affiliate on its behalf, shall have the right to exercise any determinations, consent rights and approvals in connection with the Purchased Items in accordance with the terms of the Mortgage Loan Documents until such time as the related Purchased Items are repurchased by the Seller. If the Purchased Items are serviced by the Seller or an Affiliate, the Seller agrees that, until the repurchase of a Purchased Asset on a Repurchase Date, the Purchaser is the owner of all servicing records for the period that the Purchaser owns the Purchased Items, including, but not limited to, any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, computer programs, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of such Purchased Items (the “Servicing Records”). The Seller covenants to safeguard such Servicing Records and to deliver them promptly to Purchaser or its designee (including the Custodian) at the Purchaser’s request. Notwithstanding anything to the contrary contained herein, the exercise by the Purchaser of its rights hereunder shall not release the Seller from any of its duties or responsibilities with respect to the Purchased Items. The Purchaser shall not have any obligation or liability with respect to any Purchased Items, nor shall any of them be obligated to perform any of the obligations of the Seller hereunder.

ARTICLE VII

[RESERVED]

ARTICLE VIII

SECURITY INTEREST

Section 8.1 Security Interest.

(a) Each of the following items or types of property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, is hereinafter collectively referred to as the Purchased Items (the “Purchased Items”): (A) all Purchased Assets; (B) all Income and Cash Collateral, if any; (C) all Mortgage Loan Documents; (D) all Mortgage Asset Files, including, without limitation, all promissory notes, certificates, instruments, Security Agreements, chattel mortgages and all other loan, security or other documents relating to such Purchased Items, together with all files, documents, instruments, surveys, certificates, correspondence, appraisals, licenses, contracts, computer programs, computer storage media, accounting records and other books and records relating thereto; (E) all collateral, security interests, rights and other interests under or with respect to each Purchased Item; (F) all Purchase Agreements and the collateral, security interests, rights and other interests thereunder; (G) all mortgage guaranties and insurance (issued by governmental agencies or otherwise) and any mortgage insurance certificate, policy or other document evidencing such mortgage guaranties or insurance relating to any Purchased Items and all claims and payments thereunder; (H) all servicing fees to which the Seller is entitled and servicing and other rights relating to the Purchased Items; (I) all Servicing Agreements, Servicing Records and Servicing Files with respect to the Purchased Items and the rights and interests of the Seller thereunder or with respect thereto; (J) all Servicer Accounts established pursuant to any Servicing Agreement, Pooling and Servicing Agreement or otherwise with respect to the Purchased Items and all amounts on deposit therein from time to time related to the Purchased Items; (K) all Pooling and Servicing Agreements relating to the Purchased Items and all rights of the Seller thereunder or with respect thereto; (L) all other agreements, instruments or contracts relating to, constituting, or otherwise governing, any or all of the foregoing to the extent they relate to the Purchased Items, including the right to receive principal and interest payments and any related fees, breakage fees, late fees and penalties with respect to the Purchased Items and the right to enforce such payments; (M) insurance policies, certificates of insurance, insurance proceeds and the rights to enforce payment of insurance proceeds, in each case to the extent they relate to the Purchased Items; (N) the Collection Account and all monies, cash, deposits, securities or investment property from time to time on deposit in the Collection Account; (O) any collection account, escrow account, collateral account or lock–box account related to the Purchased Items to the extent of any Seller’s or the holder’s interest therein, including all moneys, cash, deposits, securities or investment property from time to time on deposit therein; (P) rights of the Seller under any letter of credit, guarantee or other credit support or enhancement related to the Purchased Items; (Q) any Interest Rate Protection Agreements relating to the Purchased Assets, including all payments due to the Seller, any of the Guarantors or any other Repurchase Party thereunder; ® all purchase or take–out commitments relating to or constituting any of the foregoing; (S) all collateral, however defined, under any of the agreements between a Borrower or an Affiliate on the one hand and the Seller or any of the Guarantors on the other hand relating to the Purchased Items; (T) all “general intangibles”, “accounts”, “chattel paper”, “deposit accounts”, “securities accounts”, “instruments”, “securities”, “financial assets” and “investment property” as defined in the Uniform Commercial Code as in effect from time to time relating to or constituting any and all of the foregoing; and (U) any and all replacements, substitutions, conversions, distributions on or proceeds of, from or on any and all of the foregoing; provided, however, none of the foregoing Purchased Items shall include any obligations; provided, further, however, notwithstanding the foregoing grant of a security interest, (i) no account, instrument, chattel paper or other obligation or Property of any kind due from, owed by, or belonging to, a Person described in the definition of Prohibited Person or (ii) any lease in which the lessee is a Person described in the definition of Prohibited Person, shall be collateral under the Repurchase Documents.

(b) The Purchaser and the Seller intend that the Transactions hereunder be sales to the Purchaser of the Purchased Assets and not loans from the Purchaser to the Seller secured by the Purchased Assets. However, in order to preserve the Purchaser’s rights under this Agreement in the event that a court or other forum recharacterizes the Transactions hereunder as loans and as security for (A) the repayment of the Aggregate Unpaids and performance by the Seller of all of the Seller’s obligations to the Purchaser hereunder, under the Repurchase Documents and the Transactions entered into hereunder (collectively, the “Repurchase Obligations”), (B) the Seller-Related Obligations and (C) all expenses and charges, legal or otherwise, incurred in collecting or enforcing, realizing on or protecting any security for, the Repurchase Obligations and/or the Seller Related Obligations (the amounts described in the foregoing clauses A–C are collectively referred to as the “Obligations”), (a) the Seller hereby assigns, pledges and grants a security interest in all of its right, title and interest in, to and under the Purchased Items to the Purchaser to secure the Obligations, (b) it is the express intent of the parties that conveyance of the Purchased Items be deemed a pledge of the Purchased Items by the Seller to the Purchaser to secure a debt or other obligation of the Seller, and (c) (i) this Agreement shall also be deemed to be a security agreement within the meaning of Article 9 of the UCC of the applicable jurisdiction; (ii) the conveyance provided for herein shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller’s right, title and interest in and to the Purchased Items; (iii) the assignment by the Purchaser of the interest of the Purchaser as contemplated in Section 8.2 shall be deemed to be an assignment of any security interest created hereunder; (iv) the possession by the Purchaser or any of its agents, including, without limitation, the Custodian, of the Mortgage Loan Documents, the Purchased Items and such other items of Property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be possession by the secured party for purposes of perfecting the security interest pursuant to the UCC; and (v) notifications to Persons (other than the Purchaser) holding such Property, and acknowledgments, receipts or confirmations from Persons (other than the Purchaser) holding such Property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the secured party for the purpose of perfecting such security interest under the UCC and Applicable Law. The assignment, pledge and grant of security interest contained herein shall be, and the Seller hereby represents and warrants to the Purchaser that it is, a first priority perfected security interest. The Seller agrees to mark its computer records and tapes to evidence the interests granted to the Purchaser hereunder. All Purchased Items shall secure the payment of all Obligations now or hereafter existing, including, without limitation, the Seller’s obligation to repurchase Purchased Assets, or if such obligation is so recharacterized as a loan, to repay such loan for the Repurchase Price and to pay the Aggregate Unpaids and any and all other Obligations. For the avoidance of doubt and not by way of limitation of the foregoing, (A) each Purchased Asset, including all Income related thereto, secures the obligations of the Seller with respect to all other Transactions and the obligations with respect to all other Purchased Assets, including those Purchased Assets that are junior in priority to the Purchased Asset in question, and (B) if there is an Event of Default, no Purchased Item will be released from the Purchaser’s Lien or transferred to the Seller until the Obligations are indefeasibly paid in full. Notwithstanding the foregoing, the Obligations shall be full recourse to the Seller and the Guarantors.

(c) The assignment under this Section 8.1 does not constitute and is not intended to result in a creation or an assumption by the Purchaser of any obligation of the Seller or any other Person in connection with any or all of the Purchased Items or under any agreement or instrument relating thereto. Anything herein to the contrary notwithstanding, (i) the Seller shall remain liable under the Purchased Items to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement and the other Repurchase Documents had not been executed, (ii) the exercise by the Purchaser of any of its rights, under or to in the Purchased Items shall not release the Seller from any of its duties or obligations under the Purchased Items, and (iii) the Purchaser shall not have any obligations or liability under the Purchased Items by reason of this Agreement, the Repurchase Documents or otherwise, nor shall the Purchaser be obligated to perform any of the obligations or duties of the Seller thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 8.2 Release of Lien on Purchased Assets.

Except as otherwise provided in this Agreement or any Repurchase Document, at such time as any Purchased Asset is repurchased in accordance with this Agreement, and the Repurchase Price and all other amounts due with respect thereto have been paid in full, the Purchaser will, to the extent requested by the Seller, release its interest in such Purchased Asset and any related Purchased Items; provided, that the Purchaser will make no representation or warranty, express or implied, with respect to any such Purchased Asset or Purchased Items in connection with such release, and any such transfer shall be without recourse to, and shall be without expense to, the Purchaser.

Section 8.3 Remedies.

Upon the occurrence of an Event of Default, the Purchaser shall have, with respect to the security interest in the Purchased Items granted pursuant to Section 8.1, and in addition to all other rights and remedies available to the Purchaser under this Agreement and the other Repurchase Documents, all rights and remedies of a secured party upon default under the UCC and other Applicable Law.

Section 8.4 Waiver of Certain Laws.

Each of the Seller and the Guarantors agree, to the full extent that it may lawfully so agree, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any Purchased Items may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Purchased Items or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and each of the Seller and the Guarantors, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws and any and all right to have any of the Properties or assets constituting the Purchased Items marshaled upon any such sale, and agrees that the Purchaser or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Purchased Items as an entirety or in such parcels as the Purchaser or such court may determine.

Section 8.5 Purchaser’s Duty of Care.

Except as provided in the Repurchase Documents, the Purchaser’s (or, on its behalf, the Custodian) sole duty with respect to the Purchased Items, the Pledged Collateral and any other collateral for the Facility shall be to use reasonable care in the custody, use, operation and preservation of the Purchased Items, the Pledged Collateral and any other collateral for the Facility in its possession or control. The Purchaser shall incur no liability to the Seller, the Guarantors, the Pledgor or any other Person for any act of government, act of God or other such destruction in whole or in part or negligence or wrongful act of custodians or agents selected by and supervised by the Purchaser with reasonable care, or the Purchaser’s failure to provide adequate protection or insurance for the Purchased Items, the Pledged Collateral and the other collateral for the Facility. The Purchaser shall have no obligation to take any action to preserve any rights of the Seller, the Guarantors, the Pledgor and any other Repurchase Party in any of the Purchased Items, the Pledged Collateral and the other collateral for the Facility against prior parties, and the Seller hereby agrees to take such action. The Seller, the Guarantors and the Pledgor shall defend the Purchased Items, the Pledged Collateral and the other collateral for the Facility against all such claims and demands of all Persons (other than claims and demands resulting from interests created by the Purchaser), at all times, as are adverse to the Purchaser. The Purchaser shall have no obligation to realize upon any Purchased Item, the Pledged Collateral or the other collateral for the Facility, except through proper application of any distributions with respect to the Purchased Items, the Pledged Collateral and the other collateral for the Facility made directly to the Purchaser or its agent(s). So long as the Purchaser (or the Custodian, on the Purchaser’s behalf) shall act in good faith in its handling of the Purchased Items, the Pledged Collateral and the other collateral for the Facility, each of the Seller, the Guarantors and the Pledgor waives or is deemed to have waived the defense of impairment of the Purchased Items, the Pledged Collateral and the other collateral for the Facility by the Purchaser and the Custodian.

ARTICLE IX

[RESERVED]

ARTICLE X

TERMINATION EVENTS

Section 10.1 Events of Default.

The following events shall be Events of Default (“Events of Default”) hereunder:

(a) the Seller shall default in the payment of all Aggregate Unpaids on or before the Facility Maturity Date (whether at stated maturity, upon acceleration or otherwise) or the Seller’s failure to pay any Repurchase Price, Price Differential, Margin Deficit, Indemnified Amount, Additional Amount, Breakage Costs, Taxes, Late Payment Fees, Due Diligence Costs and any other fee, cost, expense, advance, indemnity, interest or any amount under Section 2.6 or any other provision of this Agreement or the other Repurchase Documents when due (whether at stated maturity, upon acceleration, at mandatory or optional prepayment or otherwise); or

(b) the Seller’s, any Guarantor’s, the Pledgor’s, any other Repurchase Party’s, any Servicer’s, any PSA Servicer’s or any other Person’s failure to timely deposit to the Collection Account all Income, Cash Collateral and other payments and amounts as required by Subsection 5.1(e) of this Agreement and, in the case of Persons not a party to this Agreement only, the same is not remedied within two (2) Business Days; or

(c) the Seller, any of the Guarantors or the Pledgor shall default in the payment of any other amount payable by it hereunder or under any other Repurchase Document after notification by the Purchaser of such default, and such default shall have continued unremedied for one (1) Business Day; or

(d) any Insolvency Proceeding relating to the Seller, any of the Guarantors, the Pledgor or any other Repurchase Party shall have occurred; or

(e) the Seller, any of the Guarantors or the Pledgor shall become required to register as an “investment company” within the meaning of the 40 Act or the arrangements contemplated by the Repurchase Documents shall require registration of any of the foregoing as an “investment company” within the meaning of the 40 Act; or

(f) there shall exist any event or occurrence that has caused or has resulted in a Material Adverse Effect; or

(g) the Seller, any of the Guarantors or the Pledgor sells, assigns, pledges, participates, transfers or grants a Lien on any of its rights or interests under the Repurchase Documents on or with respect to any of the Purchased Items or on or with respect to the Pledged Collateral in violation of the terms of the Repurchase Documents or the Mortgage Loan Documents; or

(h) (i) any Repurchase Document, any right or remedy of the Purchaser, any obligation, agreement or duty of the Seller, any of the Guarantors or the Pledgor or any Lien or security interest granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or, as applicable, cease to be the legally valid, binding and enforceable obligation of the Seller, any of the Guarantors or the Pledgor, or

(ii) the Seller, any of the Guarantors, the Pledgor or any other Person shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Repurchase Document or any Lien or security interest thereunder, or

(iii) the Purchased Items shall not have been sold to the Purchaser, or the Liens contemplated under the Repurchase Documents shall cease or fail to be first priority perfected Liens on any Purchased Items or the Pledged Collateral in favor of the Purchaser or shall be Liens in favor of any Person other than the Purchaser, or

(iv) the Seller, any of the Guarantors, the Pledgor or any other Repurchase Party shall grant, or suffer to exist, any Lien on any Purchased Items, the Pledged Collateral or any other collateral for the Facility (other than Permitted Liens); or

(i) the Seller, any of the Guarantors or the Pledgor shall have failed to observe or perform in any material respect any of the covenants, duties or agreements of the Seller, any of the Guarantors or the Pledgor set forth in this Agreement or the other Repurchase Documents to which the Seller, any of the Guarantors or the Pledgor is a party and, other than in connection with the Financial Covenants, the same continues unremedied for a period of ten (10) days after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Seller, any of the Guarantors or the Pledgor by the Purchaser, and (ii) the date on which the Seller, any of the Guarantors or the Pledgor becomes aware thereof; or

(j) any representation, warranty, certification, statement or affirmation made by the Seller, any of the Guarantors or the Pledgor in this Agreement or any Repurchase Document or in any certificate, notice, information, statement, report or other document or agreement delivered pursuant to this Agreement or any Repurchase Document shall prove to have been incorrect in any material respect when made or deemed made (other than the representations and warranties set forth in Schedule 1 to this Agreement, which shall be considered solely for the purpose of determining the Asset Value of the Purchase Assets, unless (i) the Seller shall have made any such representations and warranties with actual knowledge that they were materially false or misleading at the time made or (ii) any such representations and warranties have been determined in good faith by Purchaser in its sole discretion to be materially false or misleading on a regular basis) and the same continues unremedied for a period of ten (10) days after the earlier to occur of (i) the date on which written notice of such incorrectness requiring the same to be remedied shall have been given to the Seller, any of the Guarantors or the Pledgor by the Purchaser, and (ii) the date on which the Seller, any of the Guarantors or the Pledgor becomes aware thereof; or

(k) the Seller, any of the Guarantors or the Pledgor shall have failed (i) to give instructions or notice to, or to obtain any required consent of, the Purchaser (ii) to deliver to the Purchaser an executed copy of each required Servicer Redirection Notice as required by this Agreement or the other Repurchase Documents, or (iii) to deliver any required reports hereunder or thereunder, in each case, on or before the date the same was required under the terms of this Agreement or the other Repurchase Documents and the same continues unremedied for two (2) Business Days; or

(l) the aggregate Repurchase Price for all Transactions outstanding on any day exceeds the Availability or the Maximum Amount and the same continues unremedied for one (1) Business Day after notice to the Seller; provided, however, during the period of time that such event remains unremedied, no additional Transaction will be made under this Agreement; or

(m) the Seller or any Guarantor shall fail to make a payment due with respect to, or be in default under or any event or condition exists or has occurred that would in any case permit the acceleration of (regardless of whether any of the foregoing have been or are waived) (i) any Indebtedness or other indebtedness (including recourse and non–recourse debt), any Contractual Obligation or any Guarantee Obligation of the Seller or the Guarantor, in each case where the potential indebtedness, contract amount or liability or guaranty amount or liability, as applicable, thereunder equals or exceeds $10,000,000, (ii) any Interest Rate Protection Agreement or (iii) any Seller–Related Obligation; or

(n) any event, non-event, action, inaction, condition, failure of condition or other occurrence or non-occurrence under this Agreement or any of the other Repurchase Documents that, by the express terms of this Agreement or the other Loan Documents, is deemed to constitute an Event of Default; or

(o) the Seller, any of the Guarantors or the Pledgor shall admit its inability to, or its intentions not to, perform its obligations, covenants or agreements under any Repurchase Document or admit that it is not Solvent.

Section 10.2 Remedies.

(a) If an Event of Default occurs, the following rights and remedies are available to the Purchaser; provided, that an Event of Default shall be deemed to be continuing unless expressly waived by the Purchaser in writing:

(i) At the option of the Purchaser, exercised by written notice to the Seller (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Insolvency Event of the Seller, the Guarantors, the Pledgor or any other Repurchase Party), the Repurchase Date for each Transaction hereunder, if it has not already occurred, shall be deemed immediately to occur (except that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately cancelled) and the Funding Expiration Date and Facility Maturity Date shall be deemed to have occurred. The Purchaser shall (except upon the occurrence of an Insolvency of the Seller, the Guarantors, the Pledgor or any other Repurchase Party) give notice to the Seller of the exercise of such option as promptly as practicable.

(ii) If the Purchaser exercises or is deemed to have exercised the option referred to in Subsection 10.2(a)(i),

(A) (1) the Seller’s obligations in such Transactions to repurchase all Purchased Items, at the Repurchase Price therefor on the Repurchase Date, and, without duplication, to pay the Aggregate Unpaids and all other Obligations or other amounts owed by the Seller, the Guarantors, the Pledgor and any other Person hereunder and under the other Repurchase Documents, shall thereupon become immediately due and payable, (2) all Income paid after such exercise or deemed exercise shall be retained by the Purchaser and applied to the aggregate unpaid Repurchase Price, the Aggregate Unpaids and any other Obligations or other amounts owed by the Seller, the Guarantors, the Pledgor and any other Person hereunder and under the other Repurchase Documents, and (3) the Seller shall immediately deliver to the Purchaser any Purchased Items subject to such Transactions then in the Seller’s possession or control; and

(B) all Income actually received by the Purchaser pursuant to Section 2.6 (excluding any Late Payment Fees and other Price Differential at the Post–Default Rate) shall be applied to the aggregate unpaid Repurchase Price and Aggregate Unpaids and any Obligations and other amounts owed by the Seller, the Guarantors, the Pledgor and any other Person hereunder or the other Repurchase Documents, in such order as the Purchaser shall determine in its discretion.

(iii) Upon the occurrence of one or more Events of Default, the Purchaser shall have the right to obtain physical possession of the Servicing Records (subject to the provisions of the Custodial Agreement), the Servicing Files, the Servicing Agreements and all other files of the Seller or any third party acting for the Seller relating to the Purchased Items and all documents relating to the Purchased Items which are then or may thereafter come into the possession of the Seller or any third party acting for the Seller, and the Seller shall deliver to the Purchaser such assignments as the Purchaser shall request (all of the foregoing at the expense of the Seller), and the Purchaser shall have the right to appoint any Person to act as the Servicer for the Purchased Assets.

(iv) In the event the Seller has not repurchased all Purchased Items, the Purchaser may (A) complete any assignments, allonges, endorsements, powers or other documents or instruments executed in blank, (B) immediately sell, without demand or further notice of any kind, at a public or private sale and at such price or prices as the Purchaser may deem reasonably satisfactory any or all Purchased Items subject to such Transactions hereunder and apply the proceeds thereof to the aggregate unpaid Repurchase Price, the Aggregate Unpaids, the Obligations and any other amounts owed by the Seller, the Guarantors, the Pledgor and any other Person hereunder and under the other Repurchase Documents, and/or (C) in its discretion, elect, in lieu of selling all or a portion of such Purchased Items, to give the Seller credit for such Purchased Items in an amount equal to the Market Value (determined by the Purchaser in its discretion) of the Purchased Items against the aggregate unpaid Repurchase Price, the Aggregate Unpaids, the Obligations and any other amounts owing by the Seller, the Guarantors, the Pledgor and any other Person hereunder and under the other Repurchase Documents. The proceeds of any disposition of Purchased Items shall be applied first to the costs and expenses incurred by the Purchaser in connection with the Event of Default; second to the costs of related covering and/or related hedging transactions; third to the Repurchase Price; fourth to the Aggregate Unpaids, the Obligations and any other amounts owed by the Seller, the Guarantors, the Pledgor and any other Person hereunder or under the other Repurchase Documents; and fifth to the Seller.

(v) The Seller agrees that the Purchaser may obtain an injunction, an order of specific performance or other equitable relief to compel the Seller to fulfill any of its obligations as set forth in this Agreement, including, without limitation, Article X, if the Seller fails or refuses to perform its obligations as set forth herein or therein.

(vi) The Seller shall be liable to the Purchaser, payable as and when incurred by the Purchaser, for (A) the amount of all actual out–of–pocket expenses, including legal or other expenses incurred by the Purchaser in connection with or as a consequence of an Event of Default, and (B) all costs incurred in connection with hedging or covering transactions.

(vii) The Purchaser shall have, in addition to its rights hereunder, any rights and remedies otherwise available to it under any other agreement, Applicable Law or the UCC.

(b) The Purchaser may exercise one or more of the remedies available to the Purchaser immediately upon the occurrence of an Event of Default and at any time thereafter without notice to the Seller. All rights and remedies arising under this Agreement and the other Repurchase Documents are cumulative and not exclusive of any other rights or remedies that the Purchaser may have.

(c) The Purchaser may enforce its rights and remedies hereunder without prior judicial process or hearing, and each of the Seller, the Guarantors and the Pledgor hereby expressly waives any defenses the Seller, any of the Guarantors and the Pledgor might otherwise have to require the Purchaser to enforce its rights by judicial process. Each of the Seller, the Guarantors and the Pledgor also waives any defense (other than a defense of payment or performance) the Seller, any of the Guarantors or the Pledgor might otherwise have arising from the use of nonjudicial process, enforcement and sale of all or any portion of the Purchased Items, or from any other election of remedies. The Seller, the Guarantors and the Pledgor recognize that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s–length.

(d) To the extent permitted by Applicable Law, the Seller shall be liable to the Purchaser for interest on any amounts owing by the Seller hereunder, from the date the Seller becomes liable for such amounts hereunder until such amounts are (i) paid in full by the Seller or (ii) satisfied in full by the exercise of the Purchaser’s rights hereunder. Interest on any sum payable by the Seller to the Purchaser under this Subsection 10.2(d) shall accrue interest at a rate equal to the Post–Default Rate.

(e) In addition to the rights under this Section 10.2, upon an Event of Default the Purchaser shall no longer be obligated to enter into any additional Transactions pursuant to any outstanding Confirmation and the Purchaser shall have the following additional rights if an Event of Default occurs:

(i) The Purchaser and the Seller, the Guarantors and the Pledgor agree and acknowledge that the Purchased Items constitute collateral that may decline rapidly in value. Accordingly, notwithstanding anything to the contrary in this Agreement, the Purchaser shall not be required to give notice to the Seller, the Guarantors, the Pledgor or any other Person prior to exercising any remedy in respect of an Event of Default. If no prior notice is given, the Purchaser shall give notice to the Seller of the remedies effected by the Purchaser promptly thereafter. The Purchaser shall act in good faith in exercising its rights pursuant to this Subsection 10.2(e).

(ii) The Purchaser may, in its discretion, elect to hold any Purchased Item for its own account and earn the related interest on the full face amount thereof.

(f) Notwithstanding anything contained in the Repurchase Documents to the contrary, neither the Seller, the Guarantors, the Pledgor nor any other Person shall be permitted to cure an Event of Default after the acceleration of any of the Obligations.

ARTICLE XI

INDEMNIFICATION

Section 11.1 Indemnities by the Seller.

(a) The Seller agrees to hold the Purchaser, the Affected Parties and their Affiliates and the Purchaser, the Affected Parties and their Affiliates’ officers, directors, shareholders, employees, agents, attorneys, Affiliates and advisors (each an “Indemnified Party” and collectively the “Indemnified Parties”) harmless from and indemnify any Indemnified Party against all liabilities, losses, damages, judgments, costs, expenses, penalties or fines of any kind that may be imposed on, incurred by or asserted against such Indemnified Party (collectively, the “Indemnified Amounts”) in any way relating to, arising out of or resulting from (i) this Agreement, the Repurchase Documents, the Mortgage Loan Documents, any Purchased Items or any transaction or Transaction contemplated hereby or thereby, or any amendment, supplement, extension or modification of, or any waiver or consent under or in respect of, this Agreement, the Repurchase Documents, the Mortgage Loan Documents, any Purchased Items or any transaction or Transaction contemplated hereby or thereby, (ii) any Mortgage Asset, any Purchased Item or the Pledged Collateral, (iii) any violation of, alleged violation, non–compliance with or liability under any Applicable Law (including, without limitation, violation of securities laws), (iv) ownership of the Repurchase Documents, the Mortgage Loan Documents, the Purchased Items, the Pledged Collateral, any other collateral for the Facility, the Underlying Mortgaged Property, any other related Property or collateral or any part thereof or any interest therein or receipt of any Income or rents, (v) any failure on the part of the Seller, any of the Guarantors or the Pledgor to perform or comply with any of the terms of the Mortgage Loan Documents or the Repurchase Documents, (vi) any Taxes including, without limitation, any Taxes attributable to the execution, delivery, filing or recording of any Repurchase Document, any Mortgage Loan Document or any memorandum of any of the foregoing, (vii) any Lien or claim arising on or against the Underlying Mortgaged Property, any other related Property or collateral, the Pledged Collateral, the Purchased Items or any part thereof under any Applicable Law or any liability asserted against the Purchaser with respect thereto, (viii)  any civil penalty or fine assessed by OFAC against, and all reasonable costs and expenses (including counsel fees and disbursements) incurred in connection with the defense thereof, by any Indemnified Party as a result conduct of the Seller the Pledgor, any of the Guarantors or any other Repurchase Party that violates any sanction enforced by OFAC, (xix) any violation (or alleged violation) or non–compliance (or alleged non–compliance) with Environmental Laws, the existence, correction or removal of any Materials of Environmental Concern, any Remedial Work and any Release in any way affecting any Underlying Mortgaged Property or any other Property (x) the Seller’s, any of the Guarantor’s, the Pledgor’s and or any other Repurchase Party’s conduct, activities, actions and/or inactions in connection with, relating to or arising out of any of the foregoing in clauses of this Subsection 11.1(a), that, in each case, results from anything other than any Indemnified Party’s gross negligence or willful misconduct. In any suit, proceeding or action brought by an Indemnified Party in connection with any Purchased Item for any sum owing thereunder, or to enforce any provisions of any Purchased Item, the Seller will save, indemnify and hold such Indemnified Party harmless from and against all expense, loss or damage suffered by reason of any defense, set–off, counterclaim, recoupment or reduction of liability whatsoever of the account debtor, obligor or Borrower thereunder arising out of a breach by the Seller, any of the Guarantors, the Pledgor or any other Repurchase Party of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor, obligor or Borrower or its successors from the Seller, any of the Guarantors, the Pledgor or any other Repurchase Party. The Seller also agrees to reimburse an Indemnified Party as and when billed by such Indemnified Party for all such Indemnified Party’s costs, expenses and fees incurred in connection with the enforcement or the preservation of such Indemnified Party’s rights under this Agreement, the Repurchase Documents, the Mortgage Loan Documents and any transaction or Transaction contemplated hereby or thereby, including, without limitation, the reasonable fees and disbursements of its counsel. In the case of an investigation, litigation or other proceeding to which the indemnity in this Subsection 11.1(a) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Seller, any of the Guarantors and/or the Pledgor or any of their officers, directors, shareholders, employees or creditors, an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not any transaction contemplated hereby is consummated.

(b) Any amounts subject to the indemnification provisions of this Section 11.1 shall be paid by the Seller to the Indemnified Party within five (5) Business Days following such Person’s demand therefor. For the avoidance of doubt, an Indemnified Party may seek payment of any Indemnified Amount at any time and regardless of whether a Default or an Event of Default then exists or is continuing. If for any reason the indemnification provided in this Section 11.1 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Seller shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Seller on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations. Indemnification under Section 11.1 shall be in an amount necessary to make the Indemnified Party whole after taking into account any tax consequences to the Indemnified Party of the receipt of the indemnity provided hereunder, including the effect of such tax or refund on the amount of tax measured by net income or profits that is or was payable by the Indemnified Party. The obligations of the Seller under this Section 11.1 shall survive the termination of this Agreement.

ARTICLE XII

[RESERVED]

ARTICLE XIII

MISCELLANEOUS

Section 13.1 Amendments and Waivers.

Except as provided in this Section 13.1, no amendment, waiver or other modification of any provision of this Agreement shall be effective without the written agreement of the Seller, the Purchaser and the Guarantors. Any waiver or consent shall be effective only if it is in writing and only in the specific instance and for the specific purpose for which given.

Section 13.2 Notices, Etc.

All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex communication and communication by facsimile copy) and mailed, telexed, transmitted or delivered, as to each party hereto, at its address or addresses set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of (a) notice by mail, five (5) days after being deposited in the United States mail, first class postage prepaid, (b) notice by telex, when telexed against receipt of answer back, or (c) notice by facsimile copy, when verbal communication of receipt is obtained. Neither the Seller, the Guarantors nor the Pledgor shall be entitled to any notices of any nature whatsoever from the Purchaser except with respect to matters for which this Agreement or the Repurchase Documents specifically and expressly provide for the giving of notice by the Purchaser to the Seller, the Guarantors or the Pledgor and except with respect to matters for which the Seller, the Guarantors or the Pledgor are not, pursuant to Applicable Law, permitted to waive the giving of notice.

Section 13.3 Set–offs.

In addition to any rights and remedies of the Purchaser provided by this Agreement, the Repurchase Documents and by Applicable Law, the Purchaser shall have the right, without prior notice to the Seller, the Guarantors or the Pledgor, any such notice being expressly waived by the Seller, the Guarantors and the Pledgor to the extent permitted by Applicable Law, and regardless of the existence of any other collateral, upon any amount becoming due and payable by the Seller, the Guarantors or the Pledgor to the Purchaser or any other Affected Party hereunder, under the Repurchase Documents or otherwise (whether at the stated maturity, by acceleration or otherwise) to set–off and appropriate and apply against such amount any and all monies and other Property of the Seller, any of the Guarantors or the Pledgor, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any and all other credits, indebtedness, claims, securities, collateral, Property or proceeds of any of the foregoing in, as applicable, any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, and in each case at any time held or owing by the Purchaser, any other Affected Party or any Affiliate of the foregoing, any Person under the control of the foregoing and any successor or assign of the foregoing to or for the credit or the account of the Seller, the Guarantors or the Pledgor, whether for safekeeping, custody, pledge, transmission, collection or otherwise. The Purchaser agrees promptly to notify the Seller, the Guarantors and the Pledgor after any such set–off and application made, provided that the failure to give such notice shall not affect the validity of such set–off and application. ANY AND ALL RIGHTS TO REQUIRE THE PURCHASER AND THE OTHER AFFECTED PARTIES TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE AMOUNTS OWING TO THE PURCHASER AND THE OTHER AFFECTED PARTIES BY THE SELLER, THE GUARANTORS OR THE PLEDGOR UNDER THE REPURCHASE DOCUMENTS, PRIOR TO EXERCISING ITS RIGHT OF SET–OFF WITH RESPECT TO SUCH MONIES, SECURITIES, COLLATERAL, DEPOSITS, CREDITS OR OTHER PROPERTY OF THE SELLER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED BY THE SELLER, THE GUARANTORS AND THE PLEDGOR.

Section 13.4 No Waiver; Remedies.

(a) No failure on the part of the Purchaser to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any further exercise thereof or the exercise of any other right. The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law. Application of the Post–Default Rate or increased Pricing Spread after an Event of Default shall not be deemed to constitute a waiver of any Event of Default or Default or any rights or remedies of the Purchaser under this Agreement, any other Repurchase Documents or Applicable Law, or a consent to any extension of time for the payment or performance of any obligation with respect to which the Post–Default Rate or increase in Pricing Spread after an Event of Default may be invoked.

(b) In the event that a claim or adjudication is made that the Purchaser has acted unreasonably or unreasonably delayed acting in any case where by Applicable Law or under this Agreement or the other Repurchase Documents it has an obligation to act reasonably or promptly, the Seller’s, each of the Guarantors and/or the Pledgor’s sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment.

Section 13.5 Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the Seller, the Purchaser, the Guarantors and their respective successors and permitted assigns.

Section 13.6 Term of this Agreement.

(a) This Agreement, including, without limitation, the Seller’s and the Guarantor’s representations, agreements, covenants, obligations and duties set herein, creates and constitutes the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until the Aggregate Unpaids are paid in full; provided, however, notwithstanding the repayment in full of the Aggregate Unpaids and/or the termination of this Agreement, the indemnification and payment provisions of Article XI, the provisions of Sections 2.4(b), 2.10, 2.11, 13.9, 13.11 and 13.13, the rights and remedies with respect to any breach of any representation or warranty made or deem made by the Seller or any of the Guarantors pursuant to this Agreement, and any other provision that by its terms expressly survives termination shall each be continuing and shall survive any termination of this Agreement.

(b) Subject to Subsection 13.6(a), this Agreement may be terminated by the Purchaser or the Seller upon giving written notice to the other and to the Guarantors, except that this Agreement shall, notwithstanding such notice, remain applicable to any Transaction and Aggregate Unpaids then outstanding.

(c) This Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Obligations is rescinded or must otherwise be restored or returned by the Purchaser as a preference, fraudulent conveyance or otherwise under any Insolvency Law, all as though such payment had not been made; provided that in the event payment of all or any part of the Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including, without limitation, any reasonable legal fees and disbursements) incurred by the Purchaser in defending and enforcing such reinstatement shall be deemed to be included as a part of the Obligations.

Section 13.7 Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF). EACH OF THE PARTIES HERETO HEREBY AGREES TO THE NON–EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

Section 13.8 Waivers.

(a) THE SELLER, THE GUARANTORS AND THE PLEDGOR EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO ASSERT A COUNTERCLAIM, OTHER THAN A COMPULSORY COUNTERCLAIM, IN ANY ACTION OR PROCEEDING BROUGHT AGAINST IT BY PURCHASER OR ANY OF ITS AFFILIATES OR AGENTS.

(b) TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT, THE REPURCHASE DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

(c) EXCEPT AS PROHIBITED BY LAW, EACH OF THE SELLER, THE GUARANTORS AND THE PLEDGOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION WHATSOEVER INVOLVING THE PURCHASER, ANY AFFECTED PARTY OR ANY AFFILIATE OF THE FOREGOING ANY SPECIAL, EXEMPLARY, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.

Section 13.9 Costs, Expenses and Taxes.

The Seller agrees to pay as and when billed by the Purchaser all of the reasonable out–of–pocket costs and expenses incurred by the Purchaser in connection with the development, preparation and execution of, and any amendment, supplement, extension or modification to, this Agreement, the Repurchase Documents, any Transaction hereunder and any other documents and agreements prepared in connection herewith or therewith. The Seller agrees to pay as and when billed by the Purchaser all of the out–of–pocket costs and expenses incurred in connection with the consummation and administration of the transactions contemplated hereby and thereby including, without limitation, (i) all the reasonable fees, disbursements and expenses of counsel to the Purchaser and (ii) all the due diligence, inspection, testing, review, recording, travel, lodging or other administrative costs and expenses incurred by the Purchaser with respect to the Purchaser’s review, consideration and purchase or proposed purchase of any Mortgage Asset, any Purchased Asset or any Purchased Item under this Agreement and the other Repurchase Documents (including any costs necessary or incidental to the execution of any Transaction under this Agreement), including, but not limited to, those costs and expenses incurred by the Purchaser and reimbursable by the Seller pursuant to Subsection 11.1(a) of this Agreement. The Seller shall pay on demand any and all stamp, sales, excise and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, the Repurchase Documents or the other documents to be delivered hereunder or thereunder or the funding or maintenance of Transactions hereunder.

Section 13.10 Legal Matters.

In the event of any conflict between the terms of this Agreement, any other Repurchase Document and any Confirmation, the documents shall control in the following order of priority: first, the terms of the Confirmation shall prevail, then the terms of this Agreement shall prevail, and then the terms of the other Repurchase Documents shall prevail. Each of the Seller and the Guarantors hereby acknowledge that: (i) it has been advised by counsel of its choosing in the negotiation, execution and delivery of the Repurchase Documents; (ii) it has no fiduciary relationship with the Purchaser (including, but not limited to, under this Agreement and under the other Repurchase Documents); and (iii) no joint venture exists with the Purchaser.

Section 13.11 Recourse Against Certain Parties.

No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of the Purchaser, the Seller or the Guarantors as contained in this Agreement, the Repurchase Documents or any other agreement, instrument or document entered into by the Purchaser, the Seller, the Guarantors or any such party pursuant hereto or thereto or in connection herewith or therewith shall be had against any administrator of the Purchaser, the Seller or the Guarantors or any incorporator, Affiliate (direct or indirect), owner, member, partner, stockholder, officer, director, employee, agent or attorney of the Purchaser, the Seller or the Guarantors or of any such administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of the Purchaser, the Seller or the Guarantors contained in this Agreement, the Repurchase Documents and all of the other agreements, instruments and documents entered into by it pursuant hereto or thereto or in connection herewith or therewith are, in each case, solely the corporate obligations of the Purchaser, the Seller or the Guarantors. The provisions of this Section 13.11 shall survive the termination of this Agreement.

Section 13.12 Further Assurances.

The Seller shall cause this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the right, title and interest of the Purchaser to the Purchased Items to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Purchaser hereunder to all property comprising the Purchased Items. The Seller shall deliver to the Purchaser file–stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Seller shall execute any and all documents reasonably required to fulfill the intent of this Section 13.12. The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that the Purchaser may reasonably request in order to perfect, protect or more fully evidence the Transactions hereunder and the security interest granted in the Purchased Items, or to enable the Purchaser to exercise and enforce its rights and remedies hereunder, under any Repurchase Document or under any Purchased Item. If the Seller fails to perform any of its obligations hereunder, the Purchaser may (but shall not be required to) perform, or cause performance of, such obligation; and the Purchaser’s costs and expenses incurred in connection therewith shall be payable by the Seller. The Seller irrevocably appoints the Purchaser as its attorney–in–fact and authorizes the Purchaser to act on behalf of the Seller (i) to execute on behalf of the Seller as debtor and to file financing statements necessary or desirable in the Purchaser’s discretion to perfect and to maintain the perfection and priority of the security interest in the Purchased Items, and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Purchased Items as a financing statement in such offices as the Purchaser in its discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests in the Purchased Items. This appointment is coupled with an interest and is irrevocable.

Section 13.13 Confidentiality.

(a) Each of the Purchaser, the Seller, the Guarantors and the Pledgor shall maintain and shall cause each of its officers, directors and employees to maintain the confidentiality of this Agreement and all information with respect to the other parties, including all information regarding the Purchased Items and each party’s business obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each such party and its officers, directors and employees may (i) disclose such information to its external accountants, attorneys, investors, potential investors, Affiliates and the agents of such Persons (“Excepted Persons”); provided, however, that each Excepted Person shall, as a condition to any such disclosure, agree for the benefit of the Purchaser, the Seller, the Guarantors and the Pledgor that such information shall be used solely in connection with such Excepted Person’s evaluation of, or relationship with, the Seller, the Guarantors, the Pledgor and the other Repurchase Parties, (ii) disclose the existence of the Agreement and the Repurchase Documents, but not the financial terms thereof, (iii) disclose such information as is required by Applicable Law, and (iv) disclose the Agreement, the Repurchase Documents and such other information in any suit, action, proceeding or investigation (whether in law or in equity or pursuant to arbitration) involving any of the Repurchase Documents for the purpose of defending itself, reducing its liability or protecting or exercising any of its claims, rights, remedies or interests under or in connection with any of the Repurchase Documents. It is understood that the financial terms that may not be disclosed except in compliance with this Subsection 13.13(a) include, without limitation, all fees and other pricing terms, all Events of Default and priority of payment provisions.

(b) Anything herein to the contrary notwithstanding, each of the Seller, the Guarantors and the Pledgor hereby consent to the disclosure of any nonpublic information (including credit and other information) with respect to it (or any Affiliate or any Subsidiary) by the Purchaser or any Affected Party to any prospective or actual assignee, participant or pledgee to any Affiliate of the Purchaser or any Affected party and to any other Person deemed necessary or appropriate in the reasonable judgment of the Purchaser or any Affected Party, provided each such Person is informed of the confidential nature of such information and such Person agrees to be bound by the confidentiality provisions set forth herein.

(c) Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known; (ii) disclosure of any and all information (including, without limitation, non–public confidential information) without prior notice to any Person (A) if required to do so by any Applicable Law, (B) to any Governmental Authority having or claiming authority to regulate or oversee any respects of the Purchaser’s or any Affected Party’s business or that of its respective Affiliates, including, without limitation, pursuant to any regulatory examination of the Purchaser, any Affected Party or their Affiliates or in accordance with the Purchaser’s, any Affected Party’s or their Affiliates’ regulatory compliance policy, (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Purchaser, any Affected Party or an officer, director, employer, shareholder, owner, member, partner, agent, employee or Affiliate of any of the foregoing is a party, (D) in any preliminary or final offering circular, registration statement or contract or other document approved in writing in advance by the Seller, any of the Guarantors or the Pledgor, or (E) to any Affiliate, independent or internal auditor, agent, employee or attorney of the Purchaser or any Affected Party having a need to know the same; provided, that the Purchaser or Affected Party advises such recipient described in this clause (E) of the confidential nature of the information being disclosed and such Person agrees to be bound by the confidentiality provisions set forth herein; or (iii) any other disclosure authorized by the Seller, any of the Guarantors or the Pledgor, as applicable.

(d) Notwithstanding anything to the contrary contained herein, the Repurchase Documents or in any related document, all Persons may disclose to any and all Persons, without limitation of any kind, the federal income tax treatment of any of the transactions contemplated by this Agreement, the Repurchase Documents or any other related document, any fact relevant to understanding the federal tax treatment of such transactions and all materials of any kind (including opinions or other tax analyses) relating to such federal income tax treatment.

Section 13.14 Execution in Counterparts; Severability; Integration.

(a) This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts (including by facsimile), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

(b) Each provision of this Agreement shall be valid, binding and enforceable to the fullest extent permitted by Applicable Law. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction (either in its entirety or as applied to any Person, fact, circumstance, action or inaction), the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction or as applied to any Person, fact, circumstance, action or inaction, shall not in any way be affected or impaired thereby.

(c) This Agreement and any other Repurchase Document executed in connection herewith contain the final and complete integration of all prior expressions by the parties hereto and thereto with respect to the subject matter hereof and thereof and shall constitute the entire agreement among the parties hereto and thereto with respect to the subject matter hereof and thereof, superseding all prior oral or written understandings.

Section 13.15 Seller’s Waiver of Setoff.

Each of the parties hereto (other than the Purchaser and any Affected Party) hereby waives any right of setoff it may have or to which it may be entitled under this Agreement from time to time against the Purchaser or any Affected Party or their assets or Property.

Section 13.16 Assignments and Participations.

Neither the Seller, any of the Guarantors nor the Pledgor may assign, delegate or otherwise transfer in any way any of its rights, duties or obligations under this Agreement without the prior written consent of the Purchaser in its discretion and any attempt by the Seller, any of the Guarantors or the Pledgor to assign, delegate or otherwise transfer in any way any of its rights, duties or obligations under this Agreement and/or the other Repurchase Documents without the prior written consent of the Purchaser in its discretion shall be null and void. The Purchaser may sell, transfer, assign, pledge or grant participation interests to any Person in all or any portion of any Transaction, its interest in all or any portion of any Purchased Item and/or any other interest of the Purchaser under this Agreement and the other Repurchase Documents (any such entity, a “Transferee”); provided, that (i) the Purchaser shall give concurrent notice to the Seller of any assignment (the failure to give such notice, however, shall not affect the validity or enforceability of such assignment) and (ii) any assignment effected pursuant to this Section 13.16 shall be in respect of Purchased Assets with a minimum Purchase Price of $5,000,000 (other than in the case of (x) an assignment of all of the interests then held by the Purchaser (or a Transferee), (y) a transfer to an Affiliate of the Purchaser or a Transferee), or (z) an Event of Default). Each of the Seller and the Guarantors agrees to cooperate with the Purchaser in connection with any such assignment, transfer, pledge, participation or sale, and to enter into such restatements of, and amendments, supplements and other modifications to this Agreement, in order to give effect to such assignment, transfer, pledge, participation or sale.

Section 13.17 Heading and Exhibits.

The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

Section 13.18 Single Agreements.

The Purchaser, the Seller and the Guarantors acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and that each has been entered into in consideration of the other Transactions. Each of the Seller and the Guarantors agree (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, and (ii) that payments, deliveries and other transfers made by it or others on its behalf in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

Section 13.19 Disclosure Relating to Certain Federal Protections.

The parties acknowledge that they have been advised that:

(a) in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Section 15 of the Exchange Act, the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 (“SIPA”) will not provide protection to the other parties with respect to any Transaction hereunder;

(b) in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the Exchange Act, SIPA will not provide protection to the other parties with respect to any Transaction hereunder;

(c) in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable; and

(d) in the case of Transactions in which one of the parties is an “insured depository institution” as that term is defined in Section 1813(c)(2) of Title 12 of the Code, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation, the Savings Association Insurance Fund or the Bank Insurance Fund, as applicable.

Section 13.20 Intent.

(a) The parties recognize that each Transaction is a “Repurchase Agreement” as that term is defined in Section 101 of Title 11 of the United States Code (except insofar as the type of Purchased Assets subject to such Transaction or the term of such Transaction would render such definition inapplicable) and a “Securities Contract” as that term is defined in Section 741 of Title 11 of the United States Code (except insofar as the type of Purchased Assets subject to such Transaction would render such definition inapplicable).

(b) The parties agree and acknowledge that if a party hereto is an “Insured Depository Institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “Qualified Financial Contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of Purchased Assets subject to such Transaction would render such definition inapplicable).

(c) It is understood and agreed that this Agreement constitutes a “Master Netting Agreement” as that term is defined in Section 101 of Title 11 of the United States Code.

(d) It is understood that this Agreement constitutes a “Netting Contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “Covered Contractual Payment Entitlement” or “Covered Contractual Payment Obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “Financial Institution” as that term is defined in FDICIA or regulations promulgated thereunder).

(e) It is understood that any party’s right to liquidate Purchased Assets delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Section 10.2 is a contractual right to liquidate such Transaction as described in Sections 555, 559 and 561 of Title 11 of the United States Code, as amended.

Section 13.21 Periodic Due Diligence Review.

Each of the Seller, the Guarantors and the Pledgor acknowledges that the Purchaser has the right to perform continuing due diligence reviews with respect to the Purchased Items and the Seller, the Guarantors, the Pledgor and the other Repurchase Parties for purposes of verifying compliance with the representations, warranties, covenants, agreements, duties and specifications made hereunder, under the Repurchase Documents or otherwise, and each of the Seller, the Guarantors and the Pledgor agrees that, upon reasonable (but no less than one (1) Business Day’s) prior notice, unless an Event of Default shall have occurred, in which case no notice is required, to the Seller, the Guarantors or the Pledgor, as applicable, the Purchaser or its authorized representatives shall be permitted during normal business hours to examine, inspect, and make copies and extracts of, the books and records of the Seller, the Guarantors, the Pledgor and the other Repurchase Parties, the Mortgage Asset Files, the Servicing Files and any and all documents, records, agreements, instruments or information relating to the Purchased Items, the Pledged Collateral or the other collateral for the Facility in the possession or under the control of the Seller, the Guarantors, the Pledgor, any other Repurchase Party and/or the Custodian. Each of the Seller, the Guarantors and the Pledgor also shall make available to the Purchaser a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Seller, the Guarantors, the Pledgor, the other Repurchase Parties, the Mortgage Asset Files, the Purchased Items, the Pledged Collateral or the other collateral for the Facility. Each of the Seller, the Guarantors and the Pledgor shall also make available to the Purchaser any accountants or auditors of the Seller, the Guarantors or the Pledgor to answer any questions or provide any documents as the Purchaser may require. The Seller, the Guarantors and the Pledgor shall also cause each of the Servicers and PSA Servicers (to the extent permitted under the applicable Pooling and Servicing Agreement) to cooperate with the Purchaser by permitting the Purchaser to conduct due diligence reviews of files of each such Servicer and PSA Servicer. Without limiting the generality of the foregoing, each of the Seller, the Guarantors and the Pledgor acknowledges that the Purchaser may purchase Purchased Items from the Seller based solely upon the information provided by the Seller, the Guarantors or the Pledgor to the Purchaser in the Seller Asset Schedule and the representations, warranties and covenants contained herein, and that the Purchaser, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Purchased Items purchased in a Transaction, including, without limitation, ordering new credit reports and new appraisals on the related Underlying Mortgaged Properties and otherwise re–generating the information used to originate such Purchased Items. The Purchaser may underwrite such Purchased Assets itself or engage a mutually agreed upon third party underwriter to perform such underwriting. Each of the Seller, the Guarantors and the Pledgor agrees to cooperate with the Purchaser and any third party underwriter in connection with such underwriting, including, but not limited to, providing the Purchaser and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Purchased Assets in the possession, or under the control, of the Seller, the Guarantors or the Pledgor. The Purchaser shall pay all out–of–pocket costs and expenses incurred by the Purchaser in connection with the Purchaser’s activities pursuant to this Section 13.21 (“Due Diligence Costs”).

Section 13.22 Use of Employee Plan Assets.

If assets of an employee benefit plan subject to any provision of ERISA are intended to be used by either party hereto (the “Plan Party”) in a Transaction, the Plan Party shall so notify the other party prior to the Transaction. The Plan Party shall represent in writing to the other party that the Transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt therefrom, and the other party may proceed in reliance thereon but shall not be required so to proceed. Subject to the preceding sentence, any such Transaction shall proceed only if the Seller furnishes or has furnished to the Purchaser its most recent available audited statement of its financial condition and its most recent subsequent unaudited statement of its financial condition. By entering into a Transaction pursuant to this Section 13.22, the Seller shall be deemed (i) to represent to the Purchaser that since the date of the Seller’s latest such financial statements, there has been no material adverse change in the Seller’s financial condition which Seller has not disclosed to the Purchaser, and (ii) to agree to provide the Purchaser with future audited and unaudited statements of its financial condition as they are issued, so long as it is a Seller in any outstanding Transaction involving a Plan Party.

Section 13.23 Time of the Essence.

Time is of the essence with respect to all obligations, duties, covenants, agreements, notices or actions or inactions of the Seller, the Guarantors and/or the Pledgor under the Repurchase Documents.

Section 13.24 Construction.

This Agreement and the other Repurchase Documents shall be construed fairly as to the parties hereto and thereto and not in favor of or against any party.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE SELLER:

MMA REALTY CAPITAL REPURCHASE SUBSIDIARY, LLC, a Maryland limited liability company

By: /s/ Charles M. Pinckney
Name: Title:	Charles M. Pinckney Executive Vice President

Address for Notices:

MMA Realty Capital Repurchase Subsidiary, LLC
3000 Bayport Drive, Suite 1100
Tampa, Florida 33607
Attention: Thomas Cornett
Facsimile No.: (813) 425–8000
Confirmation No.: (813) 868–8076

with a copy to:

MMA Realty Capital Repurchase Subsidiary, LLC
621 E. Pratt Street, Suite 300
Baltimore, Maryland 21202
Attention: Steve Goldberg, General Counsel
Facsimile No.: (410) 727–5387
Confirmation No.: (443) 263-2871

[SIGNATURES CONTINUED ON THE FOLLOWING PAGE]

THE PURCHASER:

WACHOVIA BANK, NATIONAL ASSOCIATION

By: /s/ Joseph F. Cannon
Name: Joseph F. Cannon
Title: Vice President

Wachovia Bank, National Association
One Wachovia Center, Mail Code: NC0166
301 South College Street
Charlotte, North Carolina 28288
Attention: Marianne Hickman
Facsimile No.: (704) 715–0066
Confirmation No.: (704) 715–7818

[SIGNATURES CONTINUED ON THE FOLLOWING PAGE]

THE GUARANTOR:

MUNICIPAL MORTGAGE & EQUITY, LLC,

a Delaware limited liability company

By: /s/ Charles M. Pinckney
Name: Charles M. Pinckney
Title: Executive Vice President

Address for Notices:

Municipal Mortgage & Equity, LLC

3000 Bayport Drive, Suite 1100
Tampa, Florida 33607
Attention: Thomas Cornett
Facsimile No.: (813) 425–8000
Confirmation No.: (813) 868–8076

with a copy to:

Municipal Mortgage & Equity, LLC
621 E. Pratt Street, Suite 300
Baltimore, Maryland 21202
Attention: Steve Goldberg, General Counsel
Facsimile No.: (410) 727–5387
Confirmation No.: (443) 263-2871

[SIGNATURES CONTINUED ON THE FOLLOWING PAGE]

Consented to by the Pledgor with respect
to provisions expressly applicable to it:

MMA CAPITAL CORPORATION,
a Michigan Corporation

By: /s/ Charles M. Pinckney
Name: Charles M. Pinckney
Title: Executive Vice President

MMA Capital Corporation
3000 Bayport Drive, Suite 1100
Tampa, Florida 33607
Attention: Thomas Cornett
Facsimile No.: (813) 425–8000
Confirmation No.: (813) 868–8076

with a copy to:

MMA Capital Corporation

621 E. Pratt Street, Suite 300
Baltimore, Maryland 21202
Attention: Steve Goldberg, General Counsel
Facsimile No.: (410) 727–5387
Confirmation No.: (443) 263–2871

ANNEX 1
to Mortgage Purchase Agreement

DEFINITIONS

(a) Defined Terms. As used in the Agreement and the annexes, schedules, exhibits and other attachments thereto, unless the context requires a different meaning, the following terms shall have the following meanings:

“40 Act”: The Investment Company Act of 1940, as amended from time to time.

“Accepted Servicing Practices”: With respect to the Purchased Items, those mortgage servicing practices of prudent mortgage lending institutions that service Purchased Items of the same type, size and structure as such Purchased Items in the jurisdiction where the related Underlying Mortgaged Property is located, but in any event, (i) in accordance with the terms of the Repurchase Documents, (ii) without prejudice to the interests of the Purchaser, (iii) with a view to the maximization of the recovery on such Purchased Items on a net present value basis, and (iv) without regard to (A) any relationship that the Seller, any of the Guarantors, the Pledgor or any other Repurchase Party may have with the related Borrowers, the Seller or any other party to the Repurchase Documents or any Affiliate thereof; (B) the right of the Seller, any of the Guarantors, the Pledgor or any other Repurchase Party to receive compensation or other fees for its services rendered pursuant to this Agreement or any other document or agreement; (C) the ownership, servicing or management by the Seller, any of the Guarantors, the Pledgor or any other Repurchase Party for others of any other mortgage loans or mortgaged property; (D) any obligation of the Seller, any of the Guarantors, the Pledgor or any other Repurchase Party to repurchase or substitute a Purchased Asset; (E) any obligation of the Seller, any of the Guarantors, the Pledgor or any other Repurchase Party to cure a breach of a representation and warranty with respect to a Purchased Item; and (F) any debt the Seller, any of the Guarantors, the Pledgor or any other Repurchase Party has extended to any Borrower or any Affiliate of such Borrower.

“Account Control Agreement”: A letter agreement among the Seller, the Purchaser and Wachovia in the form of Exhibit IV attached hereto.

“Accrual Period”: With respect to the first Payment Date, the period from and including the applicable Purchase Date to but excluding such first Payment Date, and, with respect to any subsequent Payment Date, the period from and including the previous Payment Date to but excluding such subsequent Payment Date.

“Additional Amount”: Defined in Subsection 2.11(a).

“Additional Purchased Asset”: An Eligible Asset transferred to the Purchaser in a satisfaction of a Margin Deficit pursuant to Section 2.5 of this Agreement, which Additional Purchased Asset must satisfy all requirements of, and be transferred in accordance with the provisions of, this Agreement.

“Adjusted Eurodollar Rate”: For any Eurodollar Period, a rate per annum equal to a fraction, expressed as a percentage and rounded upwards (if necessary) to the nearest 1/100 of 1%, (i) the numerator of which is equal to the Eurodollar Rate for such Eurodollar Period and (ii) the denominator of which is equal to 100% minus the Eurodollar Reserve Percentage for such Eurodollar Period.

“Advance Rate”: 75%.

“Affected Party”: The Purchaser and all Subsidiaries, Affiliates, assignees, transferees, pledgees and participants of the Purchaser.

“Affiliate”: With respect to a Person, means any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person, or is a director of such Person. For purposes of this definition, “control” (including the terms “controlling,” “controlled by” and “under common control with”) when used with respect to any specified Person means the possession, direct or indirect, of the power to vote 20% or more of the voting securities of such Person or to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Unpaids”: At any time, an amount equal to the sum of the following (whether due now or in the future) (i) the aggregate Purchase Price for all outstanding Transactions, (ii) the aggregate Price Differential outstanding, (iii) the aggregate Margin Deficits outstanding, (iv) all Breakage Costs, Increased Costs, Due Diligence Costs, Taxes, Additional Amounts, Indemnified Amounts and Late Payment Fees outstanding, (v) any unpaid fees under the Repurchase Documents, and (vi) all other amounts owed by the Seller, the Guarantors, the Pledgor or any other Person to the Purchaser, any Affected Party or any other Person under this Agreement, the Repurchase Documents or any of the Transactions entered into pursuant hereto or thereto (whether due or accrued).

“Agreement”: Defined in the Preamble.

“ALTA”: The American Land Title Association.

“Anti–Terrorism Laws”: Any Applicable Law relating to money laundering or terrorism, including, but not limited to, Executive Order 13224, the OFAC Regulations and the USA Patriot Act.

“Applicable Law”: For any Person or Property of such Person, all existing and future (including all amendments, modifications, replacements, extensions and supplements thereto) applicable laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority (including, without limitation, usury laws, the Federal Truth in Lending Act, and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System), judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial or quasi–judicial tribunal or agency of competent jurisdiction and any applicable Governing Documents,.

“Asset Schedule and Exception Report”: Defined in the Custodial Agreement.

“Asset Value”: As of any date of determination for each Eligible Asset or Purchased Asset, as applicable, the lesser of (a) the product of the Book Value of such Eligible Asset or Purchased Asset, as applicable, times the Advance Rate and (b) the product of the Market Value of such Eligible Asset or Purchased Asset, as applicable, times the Advance Rate; provided, however, the Asset Value of any Eligible Asset or Purchased Asset, as applicable, may be reduced in the Purchaser’s discretion by an amount determined by the Purchaser in its discretion (which amount may, in the Purchaser’s discretion, be reduced to zero) with respect to any Eligible Asset or Purchased Asset, as applicable, including, without limitation, (i) in respect of which any statement made or information provided by the Seller to the Purchaser with respect to the Eligible Asset or Purchased Asset, as applicable, is untrue in any material respect or in respect of which there is a breach of a representation or warranty set forth in Article IV of this Agreement (to the extent any such representation or warranty relates to Eligible Assets or Purchased Assets or the Purchaser’s rights or remedies with respect thereto), Schedule 1 to this Agreement or in the Mortgage Loan Documents, in each case, assuming each representation and warranty is made as of the date the Asset Value is determined, and in each case, without regard to (A) knowledge or lack of knowledge of a breach, (B) any qualifications (if any) to such representations and warranties based on knowledge (regardless of how such knowledge is qualified or phrased) and (C) representations or warranties with respect to knowledge or lack of knowledge thereof, (ii) in respect of which the complete Mortgage Asset File has not been delivered to the Custodian within the time periods required by this Agreement or the Custodial Agreement, (iii) that was not, is not or is no longer in any respect an Eligible Asset, (iv) with respect to which any Retained Interest, funding commitment or funding obligation of any kind shall have been transferred to the Purchaser, (v) for which a Mortgage Loan Document or Mortgage Asset File (A) has been released from the possession of the Custodian under the Custodial Agreement to the Seller or its designee and the same has not been returned to the Custodian for a period in excess of twenty (20) calendar days or (B) is the subject of Section 4.3 of the Custodial Agreement, (vi) any portion of which (including an interest that is senior or pari passu to the Eligible Asset or Purchased Asset, as applicable) has been downgraded by any Rating Agency, (vii) with respect to which there has occurred any Insolvency Proceeding with respect to any co-participant or any Person having an interest in the Eligible Asset or Purchased Asset or any related Underlying Mortgaged Property which is pari passu with, in right of payment or priority, the rights of the Purchaser in such Eligible Asset or Purchased Asset, and/or (viii) with respect to which the Seller fails to deliver any reports, documents or other information regarding any Eligible Asset, Purchased Asset or Underlying Mortgaged Property and such failure affects, impairs or interferes with the Purchaser’s rights or remedies with respect to or the ability to determine the Asset Value of any Eligible Asset or Purchased Asset, as applicable.

“Assignment”: The transfer of all of the Seller’s rights and interests under an Eligible Asset pursuant to an assignment agreement among the Seller and the Purchaser, which agreement shall be in the form of Exhibit VIII and is otherwise satisfactory to the Purchaser in its discretion.

“Assignment of Leases”: With respect to any Mortgage, an assignment of leases, rents and profits thereunder, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the Underlying Mortgaged Property is located to reflect the assignment of leases to the Purchaser.

“Assignment of Mortgage”: With respect to any Mortgage, an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Underlying Mortgaged Property is located to reflect the assignment of the Mortgage to the Purchaser.

“Availability”: At any time, an amount equal to the positive excess (if any) of (a) the Maximum Amount minus (b) the aggregate Purchase Price outstanding for all Transactions on such day; provided, however, the Availability shall be zero (0) on and after the occurrence of (i) the Funding Expiration Date, (ii) the Facility Maturity Date, (iii) a Margin Deficit which is still outstanding or (iv) an Event of Default.

“Bailee”: With respect to each Table Funded Purchased Asset, the related title company, attorney or settlement agent, in each case, approved in writing by the Purchaser in its discretion.

“Bailee Agreement”: The Bailee Agreement among the Seller, the Purchaser and the Bailee in the form of Annex 13 to the Custodial Agreement.

“Bailee’s Trust Receipt”: A Bailee Trust Receipt in the form of Attachment 2 to the Bailee Agreement.

“Bankruptcy Code”: The United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time.

“Base Rate”: On any date, a fluctuating rate per annum equal to the lesser of (a) the Prime Rate or (b) the Federal Funds Rate plus 1.0%.

“Basic Mortgage Asset Documents”: Defined in the Custodial Agreement.

“Benefit Plan”: Any employee benefit plan as defined in Section 3(3) of ERISA in respect of which the Seller or any Guarantor or any ERISA Affiliate of the Seller or any Guarantor is, or at any time during the immediately preceding six (6) years was, an “employer” as defined in Section 3(5) of ERISA.

“BofA Facility”: The Credit Agreement, dated as of November 12, 2004, among MunieMae TEI Holdings, LLC, MMA Construction Finance, LLC, and Midland Mortgage Investment Corporation, as borrowers, the Guarantor, as guarantor, each lender from time to time party thereto, as lenders, and Bank of America, N.A., as administrative agent.

“Book Value”: With respect to any Eligible Asset or Purchased Asset, as applicable, at any time, an amount, as certified by the Seller, equal to the lesser of (a) face or par value and (b) the price that the Seller initially paid or advanced therefor plus any additional amounts advanced by the Seller for or in respect of such Eligible Asset or Purchased Asset, as applicable, as such Book Value may be marked down by the Seller from time to time, including, as applicable, from any loss/loss reserve/price adjustments, less an amount equal to the sum of all principal payments, prepayments or paydowns paid, realized losses and other write downs recognized relating to such Eligible Asset or Purchased Asset, as applicable; provided, however, any such markdowns or adjustments must be made in good faith and shall be disclosed contemporaneously therewith in writing to the Purchaser, which mark downs or adjustments, without a corresponding payment and application of principal, may result in a Margin Deficit.

“Borrower”: Individually and collectively (as the context may expressly provide or require), the borrowers, obligors or debtors under a Eligible Asset or Purchased Asset, as applicable, including, but not limited to, any guarantor thereof, the borrowers, obligors or debtors of any debt, including any guarantor thereof, senior to the Eligible Asset or Purchased Asset, as applicable, including obligors, debtors and guarantors with respect to the debt secured by any Underlying Mortgaged Property, and any Person that has not signed the related Mortgage Note, Junior Interest Documents, Mezzanine Note or other note, certificate or instrument but owns an interest in the related Underlying Mortgaged Property, which interest has been encumbered to secure such Mortgage Asset.

“Borrower Reserve Payments”: Any payments made by a Borrower under the applicable Mortgage Loan Documents which, pursuant to the terms of such Mortgage Loan Documents, are required to be deposited into escrow or into a reserve to be used for a specific purpose (e.g., tax and insurance escrows).

“Breakage Costs”: Any amount or amounts as shall compensate the Purchaser or any Affected Party for any loss, cost or expense incurred by the Purchaser or any Affected Party (as determined by the Purchaser in its discretion) as a result of a prepayment by the Seller or the Guarantors of all or any portion of any Purchase Price and any losses, costs and/or expenses that the Purchaser or any Affected Party may sustain or incur arising from the reemployment of funds obtained by the Purchaser or any Affected Party hereunder or from fees payable to terminate the deposits from which such funds were obtained.

“Bridge Loan”: A performing Whole Loan that is otherwise an Eligible Asset except that the Underlying Mortgaged Property is not stabilized or is otherwise considered to be in a transitional state, which exceptions shall be disclosed in writing to the Purchaser and such exceptions must be acceptable to the Purchaser in its discretion, which acceptance may, in the Purchaser ’s discretion, be conditioned on additional terms, conditions and requirements with respect to such Bridge Loan.

“Business Day”: Any day other than a Saturday or a Sunday on which (a) banks are not required or authorized to be closed in Minneapolis, Minnesota or Charlotte, North Carolina, and (b) if the term “Business Day” is used in connection with the determination of the Eurodollar Rate, dealings in United States dollar deposits are carried on in the London interbank market.

“Capital Lease Obligations”: For any Person and its Consolidated Subsidiaries, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Cash Collateral”: The cash received by the Purchaser in satisfaction of a Margin Deficit or as Income on Purchased Assets.

“Class”: A Mortgage Asset’s or Purchased Asset’s, as applicable, classification as a Whole Loan, Junior Interest, Mezzanine Loan or Bridge Loan.

“Closing Date”: June 15, 2006.

“Code”: The Internal Revenue Code of 1986, as amended from time to time.

“Collection Account”: The account identified on Schedule 2 established in the name of the Purchaser into which all Income and Cash Collateral shall be deposited, which account shall be subject to the Account Control Agreement.

“Commercial Real Estate”: Any real estate included in the definition of Type.

“Commercial Real Estate Loan”: Any loan secured directly or indirectly by Commercial Real Estate or, as applicable, ownership interests in an entity that owns, directly or indirectly, Commercial Real Estate.

“Compliance Certificate”: A certificate in the form attached to this Agreement as Exhibit VI duly executed by the Seller and the Guarantors.

“Confirmation”: A purchase confirmation in the form attached to this Agreement as Exhibit I duly executed, completed and delivered by the Seller in accordance with the provisions of Subsection 2.2(c) of this Agreement.

“Consolidated Subsidiaries”: As of any date and any Person, any and all Subsidiaries or other entities that are consolidated with such Person in accordance with GAAP.

“Contractual Obligation”: With respect to any Person, any provision of any securities issued by such Person or any indenture, mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its Property is bound or is subject.

“Current Appraisal”: An appraisal dated within twelve (12) months of the date of determination; provided, however, (i) in the case of the valuation of an Underlying Mortgaged Property, such appraisal shall be a FIRREA Appraisal and (ii) in the case of the valuation of a Eligible Asset or Purchased Asset, as applicable, such appraisal shall be from a nationally recognized appraisal firm (other than the Seller, the Guarantors, the Pledgor or any other Repurchase Party) (A) with substantial experience valuing assets similar in type, size and structure to the Eligible Asset or Purchased Asset, as applicable, in question, (B) having substantial familiarity with the market for such Eligible Asset or Purchased Asset, as applicable, and (C) that is otherwise acceptable to the Purchaser in its discretion.

“Custodial Agreement”: That Custodial Agreement, dated as of even date herewith, by and among the Purchaser, the Seller and the Custodian, as the same shall be amended, modified, waived, supplemented, extended, replaced or restated from time to time.

“Custodial Fee Letter”: The fee agreement between the Seller and the Custodian providing for the Seller’s payment of the Custodian’s fees and expenses under the Custodial Agreement, as such agreement may be amended, modified, waived, supplemented, extended, restated or replaced from time to time.

“Custodial Identification Certificate”: Defined in the Custodial Agreement.

“Custodian”: Wells Fargo Bank, National Association, and its successor in interest as the custodian under the Custodial Agreement, and any successor Custodian under the Custodial Agreement.

“Debt Service Coverage Ratio” or “DSCR”: With respect to any Eligible Asset or Purchased Asset, as applicable, as of any date of determination, for the period of time to be determined by the Purchaser in its discretion (it being understood that it is the Purchaser ’s intent to make the determination based on the period of twelve (12) consecutive complete calendar months preceding such date (or, if such Eligible Asset or Purchased Asset, as applicable, was originated less than twelve (12) months from the date of determination, the number of months from the date of origination), the ratio of (a) the aggregate Net Cash Flow in respect of the Underlying Mortgaged Properties relating to such Eligible Asset or Purchased Asset, as applicable, for such period plus any interest reserves held by the Seller with respect to Eligible Asset or Purchased Asset, as applicable, to (b) the sum of (i) the aggregate amount of all amounts due for such period in respect of all indebtedness that was outstanding from time to time during such period that is secured, directly or indirectly, by such Underlying Mortgaged Properties (including, without limitation, by way of a pledge of the equity of the owner(s) of such Underlying Mortgaged Properties) or that is otherwise owing by the owner(s) of such Underlying Mortgaged Properties, including, without limitation, all scheduled principal and/or interest payments due for such period in respect of each Eligible Asset or Purchased Asset, as applicable, that is secured or supported by such Underlying Mortgaged Properties plus (ii) the amount of all Ground Lease payments to be made in respect of such Underlying Mortgaged Properties during such period, as any of the foregoing elements of DSCR may be adjusted by the Purchaser as determined by the Purchaser in its discretion; provided, however, that, with respect to Junior Interests, Mezzanine Loans and Bridge Loans that are also Junior Interests or Mezzanine Loans, all such calculations shall be made taking into account any senior or pari passu debt or other obligations, including debt or other obligations secured directly or indirectly by the applicable Underlying Mortgaged Property; provided, further, however, the DSCR shall not be less than the Minimum DSCR.

“Default”: Any event that, with the giving of notice or the lapse of time, or both, would become an Event of Default.

“Defaulted Mortgage Asset”: Any Mortgage Asset or Purchased Asset, as applicable, (a) that is sixty (60) days or more delinquent under the terms of the Mortgage Loan Documents, (b) for which there is a breach of any of the representations and warranties set forth in Article IV of this Agreement (to the extent any such representation or warranty relates to Mortgage Assets or Purchased Assets or the Purchaser’s rights or remedies with respect thereto) or in Schedule 1 of this Agreement, (c) for which there is a non–monetary default under the related Mortgage Loan Documents, (d) as to which a Borrower has entered into or consented to a bankruptcy, appointment of a receiver or conservator or a similar Insolvency Proceeding, or a Borrower has become the subject of a decree or order for any such proceedings which shall have remained in force undischarged or unstayed for a period of forty–five (45) days, (e) as to which a Borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations, (f) as to which the Seller, the Guarantors, the Pledgor, any other Repurchase Party, a Servicer or a PSA Servicer shall have received notice of the foreclosure or proposed foreclosure of any Lien on the related Underlying Mortgaged Property, or (g) as to which a Borrower has defaulted or failed to perform or observe a material term, covenant, duty or condition in the Mortgage Loan Documents not referred to above and such default or failure has remained uncured for a period of sixty (60) days and, in the Purchaser’s judgment, is likely to have a material and adverse affect on the value of the Mortgage Asset or Purchased Asset, as applicable, the related Underlying Mortgaged Property or other Property or the priority of the security interest on such Underlying Mortgaged Property or other Property.

“Delinquent Mortgage Asset”: A Mortgage Asset or Purchased Asset, as applicable, that is thirty (30) or more days, but less than sixty (60) days, delinquent in the payment of principal, interest, fees, distributions or any other amounts payable under the related Mortgage Loan Documents.

“Derivatives Contract”: Any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross–currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement. Not in limitation of the foregoing, the term “Derivatives Contract” includes any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such master agreement.

“Derivatives Termination Value”: Means, in respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivatives Contracts, (a) for any date on or after the date such Derivatives Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark–to–market value(s) for such Derivatives Contracts, as determined based upon one or more mid–market or other readily available quotations provided by any recognized dealer in such Derivatives Contracts (which may include the Purchaser).

“Dollars” and “$”: Lawful money of the United States of America.

“Due Diligence Costs”: Defined in Section 13.21.

“Due Diligence Review”: The performance by the Purchaser of any or all of the reviews permitted under Section 13.21 or otherwise under this Agreement with respect to any or all of the Purchased Items, the Seller, the Guarantors or the Pledgor as desired by the Purchaser in its discretion from time to time.

“Electronic Transmission”: The delivery of information and executed documents in an electronic format acceptable to the applicable recipient thereof.

“Eligible Asset”: A Mortgage Asset or Purchased Asset, as applicable, that as of any date of determination: (a) satisfies the definition of Mortgage Asset or Purchased Asset, as applicable; (b) satisfies each of the applicable representations and warranties set forth in Section 4.1 of this Agreement (to the extent any such representation or warranty relates to Mortgage Assets or Purchased Assets or the Purchaser’s rights or remedies with respect thereto), in Schedule 1 hereto, the Mortgage Loan Documents and/or in any statement made or information provided to the Purchaser with respect to such Mortgage Asset or Purchased Asset; (c) is not a Defaulted Mortgage Asset or Delinquent Mortgage Asset; (d) with respect to the portion of such Mortgage Asset to be acquired or, in the case of Purchased Assets, acquired by the Purchaser, the funding obligations have been satisfied in full and there is no unfunded commitment with respect thereto; (e) has been approved in writing by the Purchaser in its discretion; (f) has an LTV not in excess of the Maximum LTV; (g) has a DSCR equal to or greater than the Minimum DSCR; (h) is not a construction loan; (i) is not a loan to an operating business (other than a hotel); (j) in the case a Ground Lease, the Ground Lease has a remaining term of no less than twenty (20) years from the Purchase Date; (k) in the case of any Mortgage Asset the Mortgage Property for which is a hotel, that hotel must be a national flag hotel; (l) the Underlying Mortgage Property and the Borrower and its Affiliates are domiciled in the United States; (m) such Mortgage Asset is denominated and payable in Dollars; (n) the Borrower is not a Prohibited Person; and (o) does not involve an equity or similar interest by the Seller, the Guarantors, the Pledgor or any other Repurchase Party that would result in (i) a conflict of interest, potential conflict of interest or the appearance of a conflict of interest or (ii) an affiliation with a Borrower under the terms of the Mortgage Loan Documents and the loss or impairment of any material rights of the Seller; provided, however, the Seller must disclose to the Purchaser prior to the Purchase Date all equity or similar interests held or to be held by the Seller, the Guarantors, the Pledgor or any other Repurchase Party regardless of whether it satisfies any of the foregoing clauses (p)(i) or (ii); provided, however, notwithstanding a Mortgage Asset’s or Purchased Asset’s, as applicable, failure to conform to the criteria set forth above, the Purchaser may, in its discretion and subject to such terms, conditions and requirements as the Purchaser may require in its discretion, designate in writing any such non–compliant Mortgage Asset or Purchased Asset, as applicable, as an Eligible Asset, which designation (1) may include a temporary or permanent waiver of one (1) or more Eligible Asset requirements and (2) shall not be deemed a waiver of the requirement that all other Purchased Assets and Mortgage Assets must be Eligible Assets (including any assets that are similar or identical to the Mortgage Asset or Purchased Asset subject to the waiver).

“Engagement Letter”: The Letter Agreement, dated June 2, 2006, between the Seller and/or one (1) or more Guarantors and the Purchaser.

“Environmental Laws”: Any and all Applicable Laws and all other foreign, federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of hazardous materials. Environmental Laws include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §9601 et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §6901 et seq., the Hazardous Material Transportation Act, as amended, 49 U.S.C. §1501 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. §1251 et seq., the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act of 1976, 15 U.S.C. §2601 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §1101 et seq., the Clean Air Act of 1966, as amended, 42 U. S. C. §7401 et seq., the National Environmental Policy Act of 1969, 42 U.S.C. §4321, the River and Harbour Act of 1899, 33 U.S.C. §401 et seq., the Endangered Species Act of 1973, as amended, 16 U.S.C. §1531 et seq., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §651 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. §201 et seq., and the Environmental Protection Agency’s regulations relating to underground storage tanks, 40 C.F.R. Parts 280 and 281, and the rules and regulations under each of the foregoing, each as amended, modified, waived, supplemented, extended, restated or replaced from time to time.

“Equity Interests”: With respect to any Person, any share, interest, participations and other equivalent (however denominated) of capital stock of (or other ownership, equity or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership, equity or profit interests in) such Person, any security convertible into or exchangeable for any share of capital stock of (or other ownership, equity or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.

“ERISA”: The Employee Retirement Income Security Act of 1974 and the regulations promulgated and rulings issued thereunder, as each of the foregoing are amended from time to time.

“ERISA Affiliate”: (a) Any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Seller or the Guarantors, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with the Seller or the Guarantors, or (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Seller, the Guarantors, any corporation described in clause (a) above or any trade or business described in clause (b) above.

“Eurocurrency Liabilities”: Defined in Regulation D of the Board of Governors of the Federal Reserve System, as in effect and amended from time to time.

“Eurodollar Disruption Event”: The occurrence of any of the following: (a) the Purchaser or any other Affected Party has determined that it would be contrary to law or to the directive of any central bank or other Governmental Authority (whether or not having the force of law) to obtain United States dollars in the London interbank market to fund any Transaction, (b) the inability, for any reason, of the Purchaser or any other Affected Party to determine the Adjusted Eurodollar Rate, (c) the Purchaser or any other Affected Party shall have determined that the rate at which deposits of United States dollars are being offered to the Purchaser or any other Affected Party in the London interbank market does not accurately reflect the cost to the Purchaser or such other Affected Party of making, funding or maintaining any Transaction, or (d) the inability of the Purchaser or any other Affected Party to obtain United States dollars in the London interbank market to make, fund or maintain any Transaction.

“Eurodollar Period”: With respect to any Transaction, (i) initially, the period commencing on the Purchase Date with respect to such Transaction and ending on the earlier of (x) the related Repurchase Date and (y) the first Payment Date following the Purchase Date, and (ii) thereafter, each period commencing on the day following the last day of the preceding Eurodollar Period applicable to such Transaction and ending on the earliest of (x) the related Repurchase Date, (y) the date that is one–month thereafter, or (z) the Facility Maturity Date.

“Eurodollar Rate”: With respect to each Eurodollar Period during which a Transaction is outstanding, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the rate appearing at page 3750 (or any successor page) of the Telerate Screen as the London interbank offered rate for deposits in Dollars at or about 9:00 a.m., Charlotte, North Carolina time, three (3) Business Days prior to the beginning of such Eurodollar Period (and if such date is not a Business Day, the Eurodollar Rate in effect on the Business Day immediately preceding such date), for a term comparable to such Eurodollar Period, or, if no such rate appears on Telerate page 3750 (or any successor page) at such time and day, then the Eurodollar Rate shall be determined by Wachovia at its principal office in Charlotte, North Carolina as its rate (each such determination, absent manifest error, to be conclusive and binding on all parties hereto and their successors and assignees) at which thirty (30) day deposits in United States Dollars are being, have been, or would be offered or quoted by Wachovia to major banks in the applicable interbank market for Eurodollar deposits at or about 11:00 a.m. on such day. The Purchaser’s determination of Eurodollar Rate shall be conclusive upon the parties absent manifest error on the part of the Purchaser.

“Eurodollar Reserve Percentage”: For any period means the percentage, if any, applicable during such period (or, if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any basic, emergency, supplemental, marginal or other reserve requirements) with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to the applicable Eurodollar Period.

“Event of Default”: Defined in Section 10.1.

“Excepted Persons”: Defined in Subsection 13.13(a).

“Exception”: Defined in the Custodial Agreement.

“Exchange Act”: The Securities Exchange Act of 1934, as amended from time to time.

“Facility”: The facility evidenced by and the Transactions contemplated under the Repurchase Documents.

“Facility Maturity Date”: Subject to Article X, the earlier of (a) September 13, 2006, or (b) the date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of Applicable Law.

“Facility Period”: The period commencing on the Closing Date and terminating on the Funding Expiration Date.

“FDIA”: Defined in Subsection 13.20(b).

“FDICIA”: Defined in Subsection 13.20(d).

“Federal Funds Rate”: For any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the overnight federal funds rates as in Federal Reserve Board Statistical Release H.15(519) or any successor or substitute publication selected by the Purchaser (or, if such day is not a Business Day, for the next succeeding Business Day), or, if, for any reason, such rate is not available on any day, the rate determined, in the sole opinion of the Purchaser, to be the rate at which overnight federal funds are being offered in the national federal funds market at 9:00 a.m.

“Financial Covenants”: The financial covenants set forth in Subsection 5.1(t) of this Agreement.

“Fitch”: Fitch Ratings, Inc.

“Funding Expiration Date”: Subject to Article X, the earlier of (i) August 14, 2006, as such date may, upon the written request of the Seller, be extended by the Purchaser in its discretion; provided, however, any such extension shall not exceed fifteen (15) days from the original Funding Expiration Date set forth in this clause (i), and (ii) the date on which the Funding Expiration Date shall occur in accordance with the provisions hereof or by operation of law.

“GAAP”: Generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

“Governing Documents”: As to any Person, as applicable, the articles or certificate of incorporation or formation, by–laws, limited liability company agreement, general partnership agreement, limited partnership agreement, trust agreement, joint venture agreement, resolutions and or other applicable organizational or governing documents of such Person.

“Governmental Authority”: Any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any Person, body or entity exercising executive, legislative, judicial, quasi–judicial, quasi–legislative, regulatory or administrative functions of or pertaining to government, any court or arbitrator having jurisdiction over such Person, any of its Affiliates or Subsidiaries or any of its Properties, any stock exchange on which shares of stock of such Person are listed or admitted for trading and any accounting board or authority (whether or not a part of government) that is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic.

“Ground Lease”: With respect to any Commercial Real Estate Loan for which the Borrower has a leasehold interest in the related Underlying Mortgaged Property or space lease within such Underlying Mortgaged Property, the lease agreement creating such leasehold interest.

“Guarantee Obligation”: Means, as to any Person (the “guaranteeing person”), without duplication, any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of the obligations for which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends, Contractual Obligation, Derivatives Contract or other obligations or other indebtedness (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation); provided, however, that in the absence of any such stated amount or stated liability, the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as reasonably determined by such Person in good faith.

“Guarantor”: Individually and collectively as the context requires, Municipal Mortgage & Equity, LLC, a Delaware limited liability company, and any other Person that becomes a Guarantor under the Repurchase Documents, together with each of their successors and permitted assigns. Each Guarantor is and shall be jointly and severally liable for all Obligations under the terms of the Guaranty.

“Guaranty”: The Guaranty, dated as of even date herewith, executed by the Guarantors in favor of the Purchaser, as such agreement is amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time.

“Income”: With respect to each Purchased Item and to the extent of the Seller’s or the holder’s interest therein, at any time, all of the following: all payments, collections, prepayments, recoveries, proceeds (including, without limitation, insurance and condemnation proceeds) and all other payments or amounts of any kind or nature whatsoever paid, received, collected, recovered or distributed on, in connection with or in respect of the Purchased Asset, the Purchased Items, the Pledged Collateral or any other collateral for the Obligations under the Facility, including, without limitation, principal payments, interest payments, principal and interest payments, prepayment fees, extension fees, exit fees, defeasance fees, transfer fees, late charges, late fees and all other fees or charges of any kind or nature, premiums, yield maintenance charges, penalties, default interest, dividends, gains, receipts, allocations, rents, interests, profits, payments in kind, returns or repayment of contributions and all other distributions, payments and other amounts of any kind or nature whatsoever payable thereon, in connection therewith, or with respect thereto, together with amounts received from any Interest Rate Protection Agreement; provided, however, Income shall not include any Borrower Reserve Payments unless the Seller, a Servicer or a PSA Servicer has exercised rights with respect to such payments under the terms of the related Mortgage Loan Documents, the Servicing Agreements or the Pooling and Servicing Agreements, as applicable.

“Increased Costs”: Any amounts required to be paid by the Seller to the Purchaser or any Affected Party pursuant to Section 2.10.

“Indebtedness”: Means, with respect to any Person, including such Person’s Consolidated Subsidiaries at the time of computation thereof, all of the following (without duplication): (a) all obligations of such Person in respect of money borrowed (including without limitation principal, interest, assumption fees, prepayment fees, yield maintenance charges, penalties, exit fees, contingent interest and other monetary obligations whether choate or inchoate); (b) all obligations of such Person, whether or not for money borrowed (i) represented by notes payable, letters of credit or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or services rendered, or (iv) in connection with the issuance of preferred equity or trust preferred securities; (c) Capital Lease Obligations of such Person; (d) all reimbursement obligations of such Person under any letters of credit or acceptances (whether or not the same have been presented for payment); (e) all Off–Balance Sheet Obligations of such Person; (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Mandatory Redeemable Stock issued by such Person or any other Person (inclusive of forward equity contracts), valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (g) as applicable, all obligations of such Person (but not the obligation of others) in respect of any keep well arrangements, credit enhancements, contingent or future funding obligations under any Eligible Asset or any obligation senior to the Eligible Asset, unfunded interest reserve amount under any Eligible Asset or any obligation that is senior to the Eligible Asset, purchase obligation, repurchase obligation, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied by the issuance of Equity Interests (other than Mandatory Redeemable Stock)); (h) net obligations under any Derivative Contract not entered into as a hedge against existing indebtedness, in an amount equal to the Derivatives Termination Value thereof; (i) all indebtedness of other Persons which such Person has guaranteed or is otherwise recourse to such Person (except for guaranties of customary exceptions for fraud, misapplication of funds, environmental indemnities and other similar exceptions to recourse liability (but not exceptions relating to bankruptcy, insolvency, receivership or other similar events)); (j) all indebtedness of another Person secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien (other than certain Permitted Liens) on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment obligation; provided, however, if such Person has not assumed or become liable for the payment of such indebtedness, then for the purposes of this definition the amount of such indebtedness shall not exceed the market value of the property subject to such Lien).

“Indemnified Amounts”: Defined in Subsection 11.1(a).

“Indemnified Party” or “Indemnified Parties”: Defined in Subsection 11.1(a).

“Insolvency Event”: With respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its assets or Property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its assets or Property, or ordering the winding–up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of thirty (30) consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its assets or Property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Insolvency Laws”: The Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Insolvency Proceeding”: Any case, action or proceeding before any court or other Governmental Authority relating to any Insolvency Event.

“Instrument”: Any “instrument” (as defined in Article 9 of the UCC), other than an instrument that constitutes part of chattel paper.

“Interest Rate Protection Agreement”: With respect to any or all of the Mortgage Assets and Purchased Assets, as applicable, (i) any Derivatives Contract required under the terms of the related Mortgage Loan Documents providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, and acceptable to the Purchaser in its discretion, which Interest Rate Protection Agreement shall be performed, maintained and in place in accordance with the terms of the Mortgage Loan Documents, and (ii) any Derivatives Contract put in place by the Seller, any Guarantor, the Pledgor or any other Repurchase Party with respect to any Eligible Asset or Purchased Asset, as applicable, which Interest Rate Protection Agreement shall be performed, maintained and in place during the time the related Purchased Asset is subject to a Transaction under this Agreement.

“Junior Interest”: (a) A senior, pari passu or junior participation interest in a performing Commercial Real Estate Loan or (b) a “subordinate note” or “certificate” in an “A/B” or similar structure in a performing Commercial Real Estate Loan, in each case where the Underlying Mortgaged Property is stabilized (as determined by the Purchaser in its discretion).

“Junior Interest Documents”: The original Participation Certificate, original Participation Agreement and originals of any other tangible evidence of such Junior Interest, as applicable.

“Late Payment Fee”: Defined in Subsection 2.4(a).

“Lead Based Paint”: Paint containing more than 0.5% lead by dry weight.

“Lien”: Any mortgage, lien, pledge, charge, right, claim, security interest or encumbrance of any kind of or on any Person’s assets or properties in favor of any other Person (including any UCC financing statement or any similar instrument filed against such Person’s assets or properties).

“Loan–to–Value Ratio” or “LTV”: With respect to any Eligible Asset or Purchased Asset, as applicable, as of any date of determination, the ratio of the outstanding principal amount of such Eligible Asset or Purchased Asset, as applicable, to the market value of the related Underlying Mortgaged Property at such time, as determined by the Purchaser in its discretion based on such sources of information as the Purchaser may determine to rely on in its discretion; provided, however, that, with respect to Junior Interests, Mezzanine Loans and Bridge Loans that are also Junior Interests or Mezzanine Loans, all such calculations shall be made taking into account any senior or pari passu debt or other obligations, including debt or other obligations secured directly or indirectly by the applicable Underlying Mortgaged Property; provided, further, however, the LTV shall not exceed the Maximum LTV.

“Mandatory Redeemable Stock”: Means, with respect to any Person and any Subsidiary thereof, any Equity Interests of such Person which by the terms of such Equity Interests (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (a) matures or is required to be redeemed, pursuant to a sinking fund obligation or otherwise (other than any Equity Interest to the extent redeemable in exchange for common stock or other equivalent common Equity Interests), (b) is convertible into or exchangeable or exercisable for Indebtedness or Mandatory Redeemable Stock, or (c) is redeemable at the option of the holder thereof, in whole or in part (other than any Equity Interests which is redeemable solely in exchange for common stock or other equivalent common Equity Interests); in each case, on or prior to the Facility Maturity Date.

“Margin Base”: On any day, the aggregate Asset Value of all Purchased Assets or certain specified Purchased Assets, as applicable.

“Margin Correction Deadline”: 3:00 p.m. on the first (1st) Business Day after any Margin Deficit Notice is delivered by the Purchaser, unless such deadline is extended pursuant to Section 2.5 of this Agreement.

“Margin Deficit”: Defined in Section 2.5.

“Margin Deficit Notice”: A notice from the Purchaser to the Seller to eliminate a Margin Deficit in the form of Exhibit VII attached hereto.

“Market Value”: As of any date in respect of any Eligible Asset or Purchased Asset, as applicable, the price at which such Eligible Asset or Purchased Asset, as applicable, could readily be sold, as determined by the Purchaser in its discretion based on such sources and information (if any) as the Purchaser may determine to rely on in its discretion (which value may be determined to be zero), as such Market Value may be adjusted at any time by the Purchaser as the Purchaser determines in its discretion.

“Material Adverse Effect”: A material adverse effect on (a) the Property, assets, business, operations, financial condition, credit quality or prospects of the Seller, the Guarantors or the Pledgor, (b) the ability of the Seller, any Guarantor and/or the Pledgor to perform its obligations under any of the Mortgage Loan Documents or the Repurchase Documents to which it is a party, (c) the validity or enforceability of any of the Repurchase Documents, the Mortgage Loan Documents or any security interest granted hereunder or thereunder, (d) the rights and remedies of the Purchaser under any of the Repurchase Documents or Mortgage Loan Documents, (e) the timely payment of any amounts payable under the Repurchase Documents or Mortgage Loan Documents, (f) any Eligible Asset or Purchased Asset or the Asset Value, rating (if applicable) or liquidity of one (1) or more Mortgage Assets or the Purchased Assets, as applicable, (g) the Purchased Items, the Pledged Collateral or any collateral securing any obligations under any Repurchase Document, or (h) the perfection and priority of any Lien granted under any of the Repurchase Documents or Mortgage Loan Documents.

“Materials of Environmental Concern”: Any mold, petroleum (including, without limitation, crude oil or any fraction thereof), petroleum products or by-products (including, without limitation, gasoline), or any hazardous, toxic or harmful substances, materials, wastes, pollutants or contaminants, defined as such in or regulated under any Environmental Law, including, without limitation, asbestos, asbestos containing materials, polychlorinated biphenyls, urea-formaldehyde insulation, radioactive materials, Lead Based Paint, Toxic Mold, flammable explosives and radon.

“Maximum Amount”: $260,000,000; provided, however, on and after the earlier of the Funding Expiration Date and the Facility Maturity Date, the Maximum Amount shall mean the aggregate Purchase Price outstanding for all Transactions.

“Maximum LTV”: 80%; provided, however, with respect to Junior Interests, Mezzanine Loans and Bridge Loans that are Junior Interests or Mezzanine Loans, the Maximum LTV shall take into account any senior or pari passu debt or other obligations, including debt or other obligations secured directly or indirectly by the applicable Underlying Mortgaged Property.

“Mezzanine Loan”: A performing mezzanine loan secured by a first priority perfected lien and pledge of the Equity Interest of the Person that owns directly or indirectly income producing Commercial Real Estate that is performing; provided, however, on a case by case basis, and in the Purchaser ’s discretion and subject to such terms, conditions and requirements as the Purchaser may require in its discretion, the Purchaser may (but is not required to) consider purchasing a Mezzanine Loan that is secured by less than all of the Equity Interest of the Person that owns directly or indirectly income producing Commercial Real Estate.

“Mezzanine Note”: The original executed promissory note or other tangible evidence of Mezzanine Loan indebtedness.

“Minimum DSCR”: 1.00x; provided, however, with respect to Junior Interests, Mezzanine Loans and Bridge Loans that are Junior Interests or Mezzanine Loans, the Minimum DSCR shall take into account any senior or pari passu debt or other obligations, including debt or other obligations secured directly or indirectly by the applicable Underlying Mortgaged Property.

“Moody’s”: Moody’s Investors Service, Inc., and any successor thereto.

“Mortgage”: Each mortgage, assignment of rents, security agreement and fixture filing, or deed of trust, assignment of rents, security agreement and fixture filing, or similar instrument creating and evidencing a Lien on real property and other property and rights incidental thereto.

“Mortgage Asset”: A Whole Loan, a Junior Interest, a Mezzanine Loan or a Bridge Loan, (i) the Underlying Mortgaged Property for which is included in the categories for Types of Mortgage Assets, (ii) that is listed on a Confirmation and (iii) for which the Custodian has been instructed by the Seller to hold the related Mortgage Loan Documents for the Purchaser pursuant to the Custodial Agreement; provided, however, Mortgage Assets shall not include any Retained Interest (if any).

“Mortgage Asset File”: Defined in the Custodial Agreement.

“Mortgage Asset File Checklist”: Defined in the Custodial Agreement.

“Mortgage Loan Documents”: Defined in the Custodial Agreement.

“Mortgage Note”: The original executed promissory note or other evidence of the Indebtedness of a Borrower with respect to an Eligible Asset or Purchased Asset, as applicable.

“Mortgaged Property”: The Commercial Real Estate (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral securing repayment of the debt evidenced by the Mortgage Loan Documents or any other note, certificate or debt instrument.

“Mortgagee”: The record holder of a Mortgage Note secured by a Mortgage.

“Multiemployer Plan”: A “multiemployer plan” as defined in Section 4001(a)(3) of ERISA that is or was at any time during the current year or the immediately preceding five (5) years contributed to by the Seller, any Guarantor or any ERISA Affiliate of the foregoing on behalf of its employees.

“Net Cash Flow”: With respect to any Underlying Mortgaged Property, for any period, the net income (or deficit) attributable to such Underlying Mortgaged Property for such period, determined in accordance with GAAP, less the amount of all (a) capital expenditures incurred, (b) reserves established, (c) leasing commissions paid (other than commissions paid from reserves held under the Mortgage Loan Documents) and (d) tenant improvements paid during such period (other than tenant improvements paid from reserves held under the Mortgage Loan Documents) in each case attributable to such Underlying Mortgaged Property, plus all non–cash charges deducted in the calculation of such net income.

“Non–Recourse Indebtedness”: Means, with respect to any Person, indebtedness for borrowed money in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, and other similar exceptions to non–recourse provisions (but not exceptions relating to bankruptcy, insolvency, receivership or other similar events)) is contractually limited to specific assets of such Person encumbered by a Lien securing such indebtedness.

“Non–Table Funded Purchased Asset”: A Purchased Asset that is not a Table Funded Purchased Asset.

“Non–Wachovia Assets”: Any Mortgage Asset issued, originated or extended by a Person other than Wachovia, Wachovia Corporation or an Affiliate of Wachovia or Wachovia Corporation.

“Obligations”: Defined in Subsection 8.1(b).

“OFAC”: The U.S. Department of the Treasury’s Office of Foreign Assets Control.

“OFAC Regulations”: The regulations promulgated by OFAC.

“Off–Balance Sheet Obligations”: With respect to any Person and its Consolidated Subsidiaries as of any date of determination thereof, without duplication and to the extent not included as a liability on the consolidated balance sheet of such Person and its Consolidated Subsidiaries in accordance with GAAP: (a) the monetary obligations under any financing lease or so–called “synthetic,” tax retention or off–balance sheet lease transaction which, upon the application of any Insolvency Laws to such Person or any of its Consolidated Subsidiaries, would be characterized as indebtedness; (b) the monetary obligations under any sale and leaseback transaction which does not create a liability on the consolidated balance sheet of such Person and its Consolidated Subsidiaries; or (c) any other monetary obligation arising with respect to any other transaction which (i) is characterized as indebtedness for tax purposes but not for accounting purposes in accordance with GAAP or (ii) is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person and its Consolidated Subsidiaries (for purposes of this clause (c), any transaction structured to provide tax deductibility as interest expense of any dividend, coupon or other periodic payment will be deemed to be the functional equivalent of a borrowing).

“Officer’s Certificate”: A certificate signed by a Responsible Officer of the Seller, a Guarantor or the Pledgor, as applicable.

“Operating Account”: The account of the Seller set forth on Schedule 2 hereto.

“Opinion of Counsel”: A written opinion of counsel, which opinion and counsel are acceptable to the Purchaser in its discretion.

“Originator”: With respect to each Mortgage Asset, the Person who originated such Mortgage Asset.

“Participation Agreement”: With respect to any Junior Interest, any executed participation agreement, sub-participation agreement, servicing, intercreditor or administrative agreement or any agreement that is similar to any of the foregoing agreements under which the Junior Interest is created, evidenced, issued, serviced, administered and/or guaranteed.

“Participation Certificate”: With respect to any Junior Interest, an executed certificate, note, instrument or other document representing the interest, participation interest or sub-participation interest granted under a Participation Agreement.

“Payment Date”: The 20th day of each calendar month, or, if such day is not a Business Day, the next Business Day.

“PBGC”: The Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Pension Plans”: Defined in Subsection 4.1(q).

“Permitted Investments”: Investments of any one or more of the following types:

(a) marketable obligations of the United States, the full and timely payment of which are backed by the full faith and credit of the United States of America and that have a maturity of not more than 270 days from the date of acquisition;

(b) marketable obligations, the full and timely payment of which are directly and fully guaranteed by the full faith and credit of the United States and that have a maturity of not more than 270 days from the date of acquisition;

(c) bankers’ acceptances and certificates of deposit and other interest–bearing obligations (in each case having a maturity of not more than 270 days from the date of acquisition) denominated in Dollars and issued by any bank with capital, surplus and undivided profits aggregating at least $100,000,000, the short–term obligations of which are rated of least A–1 by S&P and P–1 by Moody’s;

(d) repurchase obligations with a term of not more than ten (10) days for underlying securities of the types described in clauses (a), (b) and (c) above entered into with any bank of the type described in clause (c) above;

(e) commercial paper rated at least A–1 by S&P and P–1 by Moody’s;

(f) demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof (or domestic branches of any foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time such investment, or the commitment to make such investment, is entered into, the short–term debt rating of such depository institution or trust company shall be at least A–1 by S&P and P–1 by Moody’s; and

(g) money market mutual funds possessing the highest available rating from S&P and Moody’s.

“Permitted Late Securities Filings”: With respect to the Guarantor only, the Form 10K for the year ending December 31, 2005 and Form 10Q for the quarter ending March 31, 2005.

“Permitted Liens”: Any of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for federal, state, municipal, local or other Governmental Authority taxes if such taxes shall not at the time be due and payable, (b) Liens imposed by Applicable Law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens, arising in the ordinary course of business securing obligations that are not overdue for a period of more than thirty (30) days, and (c) Liens granted pursuant to or by the Repurchase Documents.

“Person”: An individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, sole proprietorship, joint venture, government (or any agency or political subdivision thereof) or any other type or form of entity.

“Plan”: An employee benefit or other plan established or maintained by any Seller, any Guarantor or any ERISA Affiliate and covered by Title IV of ERISA, other than a Multiemployer Plan.

“Pledge and Security Agreement”: The Pledge and Security Agreement, dated as of the date hereof, between the Purchaser and the Pledgor, as amended, modified, waived, supplemented, extended, restated or replaced from time to time.

“Pledged Collateral”: Defined in the Pledge and Security Agreement.

“Pledgor”: MMA Capital Corporation, a Michigan corporation, together with its successors and permitted assigns.

“Pooling and Servicing Agreements”: Any and all pooling and servicing agreements, trust agreements, indentures or administrative agreements governing servicing and other matters entered into in connection with a securitization of an interest that is senior to an Eligible Asset or Purchased Asset, as applicable, as amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time.

“Post–Default Rate”: In respect of any day a Transaction is outstanding or any other amount under this Agreement or any other Repurchase Document is not paid when due to the Purchaser at the stated Repurchase Date or otherwise when due, a rate per annum determined on a 360 day per year basis during the period from and including the due date to but excluding the date on which such amount is paid in full equal to the applicable Rate plus 500 basis points.

“Price Differential”: For each Accrual Period or portion thereof and each Transaction outstanding, the sum of the products (for each day during such Accrual Period or portion thereof) of:

			PR x PPx	1

				D
where:
	PR	=	the Pricing Rate applicable on such day;
	PP	=	the Purchase Price for such Transaction on such day; and
	D	=	360,

provided, however, that (i) no provision of this Agreement shall require the payment or permit the collection of any Price Differential in excess of the maximum permitted by Applicable Law and (ii) the Price Differential shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

“Pricing Rate”: With respect to any Transaction, at any date of determination a rate per annum equal to the sum of (a) the applicable Rate on such date plus (b) the applicable Pricing Spread on such date.

“Pricing Spread”: 150 basis points; provided, however, from and after an Event of Default, the Pricing Spread for each Transaction shall be increased automatically by an additional 500 basis points (in addition to the 150 basis points and a change in the Rate as specified in the definition of Rate).

“Prime Rate”: The rate announced by Wachovia from time to time as its prime rate in the United States, such rate to change as and when such designated rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by Wachovia in connection with extensions of credit to debtors.

“Prohibited Person”: Means (i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (iii) a Person with whom the Seller, the Guarantors and/or the Pledgor is prohibited from dealing or otherwise engaging in any transaction by any Anti–Terrorism Law, (iv) a Person who commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, (v) an agency of the government of, an organization directly or indirectly controlled by, or a Person resident in, a country that is subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/eotffc/ofac/sanctions/index.html, or as otherwise published from time to time, as such program may be applicable to such agency, organization or person, (vi) a Person that is named as a “specially designated national or blocked person” on the most current list maintained or published by OFAC and available at http://www.treas.gov/offices/eotffc/ofac/sdn.index.html or at any replacement website or in any other official publication of such list, and (vii) a Person who is affiliated with a Person described in clauses (i)–(vi) above.

“Property”: Any right or interest in or to property of any kind whatsoever, whether real, personal or mixed, and whether tangible or intangible.

“PSA Servicer”: A third party servicer (other than the Seller, the Guarantors, the Pledgor or any Repurchase Party) servicing all or a portion of the Purchased Assets under a Pooling and Servicing Agreement.

“Purchase Agreement”: Any purchase agreement by and between the Seller and any third party, including, without limitation, any Affiliate of the Seller, pursuant to which the Seller has purchased Mortgage Assets subsequently sold to the Purchaser hereunder.

“Purchase Date”: The date on which Eligible Assets are transferred by the Seller to the Purchaser.

“Purchase Price”: On each Purchase Date, the price at which Eligible Assets are transferred by the Seller to the Purchaser, which amount shall be equal to the Asset Value for each such Eligible Asset on the Purchase Date, decreased by the amount of any cash transferred by the Seller to the Purchaser pursuant to Section 2.3 or Section 2.5 hereof or applied to reduce the Seller’s obligations in respect of principal under Section 2.6 hereof.

“Purchased Assets”: One (1) or more Eligible Assets that are identified in a Confirmation executed by the Seller and the Purchaser and sold by the Seller to the Purchaser pursuant to a Transaction in accordance with this Agreement, including any Additional Purchased Asset.

“Purchased Items”: Defined in Subsection 8.1(a).

“Purchaser”: Individually and collectively as the context requires, Wachovia and any other Person that becomes a Purchaser under this Agreement and the other Repurchase Documents, including the successors and assigns of the foregoing; provided, however, if there is more than one (1) Purchaser, Wachovia shall act as agent for all Purchasers pursuant to agency provisions to be agreed upon separately by the Purchaser and the other Purchasers at the time such other Persons become Purchasers under the Repurchase Documents.

“Purchaser’s Account”: A special account (account number 2070482789126, ABA # 053000219) in the name of the Lev Fin NC maintained at Wachovia.

“Rate”: With respect to any Transaction, at any date of determination, the rate per annum equal to the Adjusted Eurodollar Rate; provided, however, the Rate for any Accrual Period shall be the Base Rate if a Eurodollar Disruption Event occurs or an Event of Default occurs.

“Rating Agency”: Each of S&P, Moody’s, Fitch and any other nationally recognized statistical rating agency that has been requested to issue a rating in connection with the matter at issue, including successors of the foregoing.

“Regulations T, U and X”: Regulations T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended, modified, waived, supplemented, extended, restated or replaced from time to time.

“Release”: Any generation, treatment, use, storage, transportation, manufacture, refinement, handling, production, removal, remediation, disposal, presence or migration of Materials of Environmental Concern on, about, under or within all or any portion of any Property or Underlying Mortgaged Property.

“Remedial Work”: Any investigation, inspection, site monitoring, containment, clean-up, removal, response, corrective action, mitigation, restoration or other remedial work of any kind or nature because of, or in connection with, the current or future presence, suspected presence, Release or threatened Release in or about the air, soil, ground water, surface water or soil vapor at, on, about, under or within all or any portion of any Property or Underlying Mortgaged Property of any Materials of Environmental Concern, including any action to comply with any applicable Environmental Laws or directives of any Governmental Authority with regard to any Environmental Laws.

“REMIC”: A real estate mortgage investment conduit.

“Reportable Event”: Any of the events set forth in Section 4043(c) of ERISA or a successor provision thereof, other than those events as to which the notice requirement has been waived by regulation.

“Repurchase Date”: The earlier of (i) the Facility Maturity Date, or (ii) the Business Day on which the Seller is to repurchase the Purchased Assets from the Purchaser, as specified by the Seller and agreed to by the Purchaser in the related Confirmation, as each such date may be modified by application of the provisions of Articles II or X of this Agreement.

“Repurchase Documents”: This Agreement, the Custodial Agreement, the Account Control Agreement, the Guaranty, the Pledge and Security Agreement, each Assignment, each Confirmation, the Custodial Fee Letter, any UCC Financing Statements (and amendments thereto or continuations thereof) or any other UCC financing statements (and amendments thereto or continuations thereof) filed pursuant to the terms of this Agreement or any other Repurchase Document and any additional document, certificate, agreement or instrument, the execution of which is necessary or incidental to or desirable for performing or carrying out the terms of the foregoing documents, as each of the foregoing documents is amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time.

“Repurchase Obligations”: Defined in Subsection 8.1(b).

“Repurchase Parties”: The collective reference to the Seller, the Guarantors, the Pledgor and all Subsidiaries and Affiliates of the foregoing.

“Repurchase Price”: The price at which Purchased Assets are to be transferred from the Purchaser to the Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price outstanding, the accrued and unpaid Price Differential applicable to each such Transaction as of the date of such determination plus any related Breakage Costs and other outstanding Aggregate Unpaids directly related to and owed with respect to such Purchased Asset.

“Responsible Officer”: With respect to any Person, any duly authorized president, executive vice president, senior vice president or treasurer (or the equivalent) of such Person (or its sole member, in the case of the Seller) with direct responsibility for the administration of the Repurchase Documents and also, with respect to a particular matter, any other duly authorized president, executive vice president, senior vice president or treasurer (or the equivalent) to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Retained Interest”: (a) With respect to any Eligible Asset or Purchased Asset, as applicable, with an unfunded commitment on the part of the Seller, all of the obligations, if any, to provide additional funding, contributions, payments or credits with respect to such Eligible Asset or Purchased Asset, as applicable, (b) all duties, obligations and liabilities of the Seller under any Eligible Asset or Purchased Asset, as applicable, or any related Interest Rate Protection Agreement, including but not limited to any payment or indemnity obligations, and, (c) with respect to any Eligible Asset or Purchased Asset, as applicable, that is transferred or to be transferred by the Seller to the Purchaser, (i) all of the obligations, if any, of the agent(s), trustee(s), servicer(s) or other similar Persons under the documentation evidencing such Eligible Asset or Purchased Asset, as applicable, and (ii) the applicable portion of the interests, rights and obligations under the documentation evidencing such Eligible Asset or Purchased Asset, as applicable, that relate to such portion(s) of the Indebtedness that is owned by another lender or is being retained by the Seller pursuant to clause (a) of this definition.

“S&P”: Standard & Poor’s, a division of The McGraw Hill Companies, Inc., and any successor thereto.

“SEC”: Defined in Subsection 13.19(a).

“Security Agreement”: With respect to any Eligible Asset or Purchased Asset, as applicable, any contract, instrument or other document related to security for repayment thereof (other than the related Mortgage, Mortgage Note, Mezzanine Note or any other note, certificate or instrument) executed by the Borrower and/or others in connection with such Eligible Asset or Purchased Asset, as applicable, including, without limitation, any security agreement, UCC financing statement, Liens, warranties, guaranty, title insurance policy, hazard insurance policy, chattel mortgage, letter of credit, accounts, bank accounts or certificates of deposit or other pledged accounts, and any other documents and records relating to any of the foregoing.

“Seller”: MMA Realty Capital Repurchase Subsidiary, LLC, a Maryland limited liability company (together with its successors and permitted assigns).

“Seller Asset Schedule”: Defined in the Custodial Agreement.

“Seller–Related Obligations”: Any obligations, liabilities and/or indebtedness of the Seller, the Guarantors and/or the Pledgor under any other arrangement between the Seller, the Guarantors and/or the Pledgor on the one hand and the Purchaser, any Affiliate of the Purchaser and/or any commercial paper conduit for which the Purchaser or an Affiliate of the Purchaser acts as a liquidity provider, administrator or agent on the other hand.

“Seller Release Letter”: Defined in the Custodial Agreement.

“Servicer”: A Person (other than the Seller) servicing all or a portion of the Mortgage Assets or the Purchased Assets, as applicable, under a Servicing Agreement, which Servicer shall be acceptable to the Purchaser in its discretion.

“Servicer Account”: Any account established by a Servicer or a PSA Servicer in connection with the servicing of the Mortgage Assets or the Purchased Assets, as applicable.

“Servicer Redirection Notice”: A notice in the form of Exhibit V executed by the Seller and the applicable Servicer, PSA Servicer or other applicable Person, which shall be delivered to the Purchaser in connection with each Purchased Asset.

“Servicing Agreement”: An agreement entered into by the Seller and a third party for the servicing of the Mortgage Assets or the Purchased Assets, as applicable, the form and substance of which has been approved in writing by the Purchaser in its discretion.

“Servicing File”: With respect to each Purchased Asset, the file retained by the Seller consisting of the originals of all documents and agreements that relate to the Purchased Assets that are not required to be delivered to the Custodian under the Custodial Agreement and copies of all documents in the Mortgage Asset File set forth in Section 3.1 of the Custodial Agreement, which Servicing File shall be held by the Seller and/or the Servicer for and on behalf of the Purchaser.

“Servicing Records”: Defined in Section 6.1.

“SIPA”: Defined in Subsection 13.19(a).

“Solvent”: As to any Person at any time, having a state of affairs such that all of the following conditions are met: (a) the fair value of the assets and Property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair salable value of the assets and Property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its assets and Property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s assets and Property would constitute unreasonably small capital.

“Subsidiary”: With respect to any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions of such corporation, partnership, limited liability company or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person.

“Table Funded Purchased Asset”: A Purchased Asset which is sold to the Purchaser simultaneously with the origination or acquisition thereof, which origination or acquisition, pursuant to the Seller’s request, is financed with the Purchase Price and paid directly to a title company, settlement agent or other Person in trust for the current holder of the Mortgage Asset, in each case, approved in writing by the Purchaser in its reasonable discretion, for disbursement to the parties entitled thereto in connection with such origination or acquisition. A Purchased Asset shall cease to be a Table Funded Purchased Asset after the Custodian has delivered a Trust Receipt (along with a completed Mortgage Asset File Checklist attached thereto) to the Purchaser certifying its receipt of the Mortgage Asset File therefor.

“Table Funded Trust Receipt”: Defined in the Custodial Agreement.

“Taxes”: All present and future taxes (including, without limitation, all ad valorem, sales (including those imposed on lease rentals), income, use, single business, gross receipts, value added, intangible transaction privilege, privilege or license or similar taxes), assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not commenced or completed within the term of this Agreement), ground rents, water, sewer or other rents and charges, excises, levies, imposts, duties, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other charges of any Governmental Authority, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of any Person, any Property, any Contractual Obligation, any Indebtedness, any rent or any other activity, conduct, action or thing whatsoever (including all interest and penalties on any of the foregoing and additions thereto).

“Title Exception”: Defined in Schedule 1, Part I.

“Toxic Mold”: Any mold or fungus at any Property which is a type that (i) might pose a significant risk to human health or the environment or (ii) that would negatively impact any Property.

“Transaction”: Defined in Section 2.1.

“Transfer Documents” The documents executed by the Seller with respect to a Purchased Asset which transfer title to such Purchased Asset to the Purchaser, including, without limitation, an Assignment, any Assignment of Mortgage, UCC–3 assignments and allonges or endorsements of notes or certificates.

“Transferee”: Defined in Section 13.16.

“Transferor”: The seller of mortgage assets under a Purchase Agreement.

“Trust Receipt”: Defined in the Custodial Agreement.

“Type”: With respect to a Mortgage Asset or Purchased Asset, as applicable, the related Underlying Mortgaged Property’s classification as one of the following: multifamily, retail, office, industrial, hotel, mobile home park, self–storage facility or entitled land.

“UCC–9 Policy”: Defined in Part II of Schedule 1 of this Agreement.

“UCC Financing Statement”: Individually and collectively as the context requires, (i) a financing statement on Form UCC–1 or the proper national UCC form naming the Purchaser as the “Secured Party” and the Seller or other debtor, as applicable, as the “Debtor” and describing the Purchased Items and/or other collateral, as applicable and (ii) a financing statement on Form UCC–1 or the proper national form naming the Purchaser as the “Secured Party” and the Pledgor as the “Debtor” and describing the Pledged Collateral and/or other collateral, as applicable.

“Underlying Mortgaged Property”: (a) In the case of a Whole Loan, the Mortgaged Property securing the Whole Loan, (b) in the case of a Junior Interest, the Mortgaged Property securing such Junior Interest (if the Junior Interest is of the type described in clause (b) of the definition thereof), or the Mortgaged Property securing the mortgage loan in which such Junior Interest represents a junior participation (if the Junior Interest is of the type described in clause (a) of the definition thereof), (c) in the case of a Mezzanine Loan or a Junior Interest in a Mezzanine Loan, the Mortgaged Property that secures the senior mortgage loan and (d) in the case of a Bridge Loan, the Mortgaged Property securing the Whole Loan.

“Underwriting Package”: With respect to any Mortgage Asset, the Underwriting Package shall include, to the extent applicable, (i) a copy of the Current Appraisal or, if unavailable, any other recent appraisal, (ii) the current rent roll, (iii) a minimum of two (2) years of property level financial statements to the extent available, (iv) the current financial statements of the Borrowers under the Mortgage Asset, and, if such Mortgage Asset is not a Whole Loan, the Borrower under the Commercial Real Estate Loan to the extent provided to or reasonably available to the Seller upon request, (v) the loan documents and title commitment/policy to be included in the Mortgage Asset File, together with copies of any appraisals, environmental reports, studies or assessments (to include, at a minimum, a phase I report), evidence of zoning compliance, property management agreements, assignments of property management agreements, contracts, licenses and permits, in each case to the extent in the Seller’s possession or reasonably available to the Seller, (vi) any financial analysis, site inspection, market studies, environmental reports and any other diligence conducted by or provided to the Seller, (vii) any internal document prepared by the Seller for its evaluation of the Mortgage Asset, and (viii) such further documents or information as the Purchaser may request in its discretion to the extent reasonably available to the Seller or any Repurchase Party.

“Uniform Commercial Code” or “UCC”: The Uniform Commercial Code as in effect on the date hereof in the State of New York; provided, that, if, by reason of mandatory provisions of Applicable Law, the perfection, priority, effect of perfection or non–perfection or the effect of priority or the lack of priority of the security interest in any Purchased Items, the Pledged Collateral or other collateral for the Facility, as applicable, is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection, priority or the effect of perfection or non–perfection or priority or the lack of priority.

“United States”: The United States of America.

“USA Patriot Act”: The “United and Strengthening America by providing Tools Required to Intercept and Obstruct Terrorism Act of 2001” (Public Law 107–56), as amended from time to time.

“Wachovia”: Defined in the Preamble.

“Wachovia Assets”: Any Mortgage Asset or Purchased Asset, as applicable, issued, originated or extended by Wachovia, Wachovia Corporation or an Affiliate of Wachovia or Wachovia Corporation.

“Warehouse Lender’s Release Letter”: Defined in the Custodial Agreement.

“Whole Loan”: A performing Commercial Real Estate whole loan secured by a first priority security interest in stabilized (as determined by the Purchaser in its discretion) Underlying Mortgaged Property and owed entirely by the Seller, which Whole Loan includes, without limitation, (i) a Mortgage Note and related Mortgage and (ii) all right, title and interest of the Seller in and to the Underlying Mortgaged Property covered by such Mortgage.

(b) Other Terms.

All accounting terms used but not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and used but not specifically defined herein, are used herein as defined in such Article 9.